                                                 EXHIBIT (4)(c)

















                       PACIFICORP K PLUS

           EMPLOYEE SAVINGS AND STOCK OWNERSHIP PLAN
                        JANUARY 1, 1991

                       1991 RESTATEMENT

             (AS AMENDED THROUGH AMENDMENT NO. 2)



PACIFICORP
AN OREGON CORPORATION
700 NE MULTNOMAH
PORTLAND, OREGON 97232                                  COMPANY

                       TABLE OF CONTENTS

                                                           PAGE

ARTICLE I   RELEVANT DATES; QUALIFICATION

            1.01    Effective Date; Valuation Dates;
                    Plan Year                                4
            1.02    Qualification                            5

ARTICLE II  APPLICATION TO THE COMPANY AND AFFILIATES

            2.01    Eligible Employers                       5
            2.02    Service for Affiliates                   6
            2.03    Adoption Procedure                       7

ARTICLE III ELIGIBILITY AND SERVICE

            3.01    Conditions of Eligibility                7
            3.02    Service                                  8
            3.03    Leaves of Absence                        9
            3.04    Break in Service                        10

ARTICLE IV  CONTRIBUTIONS

            4.01    Compensation                            12
            4.02    Pre-Tax Contributions                   13
            4.03    Matching Contributions                  15
            4.04    Contribution Limits for Highly
                    Compensated Employees                   16
            4.05    Actions to Correct Excess Contributions
                    for Highly Compensated Employees        19
            4.06    Fixed and Supplemental Contributions    20
            4.07    Post-Tax Contributions                  21
            4.08    Deductibility                           21
            4.09    Limit on Annual Additions               22
            4.10    Payment of Contributions                24

ARTICLE V   PARTICIPANTS' ACCOUNTS

            5.01    Participants' Accounts                  25
            5.02    Valuations and Adjustments              27
            5.03    Allocations from Leveraged ESOP
                    Suspense Account                        27
            5.04    Special Distribution of Dividends       29
            5.05    In-Service Withdrawals                  30
            5.06    Loans to Participants                   32

                                                           PAGE

            5.07    Rollovers                               37
            5.08    Transfers Between Plans                 37

ARTICLE VI  RETIREMENT BENEFITS

            6.01    Entitlement; Retirement Dates;
                    Participation After Mandatory
                    Benefit Starting Date                   39
            6.02    Amount and Form of Benefit              39
            6.03    Distribution Survives Death             41
            6.04    Application for Benefits; Time of
                    Distribution                            41
            6.05    Distribution Rules                      44
            6.06    Restrictions on Transfer of Distributed
                    Shares                                  44
            6.07    Right to Sell Distributed Shares        45

ARTICLE VII BENEFITS ON DEATH OR DISABILITY

            7.01    Benefits on Death                       48
            7.02    Disability                              49
            7.03    Designation of Beneficiary              49

ARTICLE VIII BENEFITS AFTER TERMINATION OF EMPLOYMENT

            8.01    Vesting                                 51
            8.02    Distributable Amount                    52
            8.03    Payment of Benefits                     52
            8.04    Forfeiture of Unvested Amounts          53
            8.05    Restoration of Forfeited Amounts        54
            8.06    Vesting after Rehire or Withdrawal      55

ARTICLE IX  PLAN ADMINISTRATION

            9.01    Administrative Committee                56
            9.02    Committee Powers and Duties             57
            9.03    Company and Employer Functions          57
            9.04    Claims Procedure                        58
            9.05    Expenses                                58
            9.06    Indemnity and Bonding                   59

                                                           PAGE

ARTICLE X   INVESTMENT OF TRUST FUNDS

           10.01    Establishment of Trust                  59
           10.02    Investment Funds                        59
           10.03    ESOP Loans                              64

ARTICLE XI  AMENDMENT; TERMINATION; MERGER

           11.01    Amendment                               66
           11.02    Termination                             66
           11.03    Treatment of Employers                  67
           11.04    Merger                                  68

ARTICLE XII  MISCELLANEOUS PROVISIONS

           12.01    Information Furnished                   68
           12.02    Applicable Law                          68
           12.03    Plan Binding on All Parties             68
           12.04    Not Contract of Employment              68
           12.05    Notices                                 68
           12.06    Benefits Not Assignable;
                    Qualified Domestic Relations
                    Orders                                  69
           12.07    Nondiscrimination                       69
           12.08    Nonreversion of Assets                  69

ARTICLE XIII SPECIAL TOP-HEAVY PLAN RULES

           13.01    Application of Rules                    70
           13.02    Determination of Top-Heavy Status       70
           13.03    Top-Heavy Plan Restrictions             72

                        INDEX OF TERMS

TERM                           SECTION                     PAGE

Administrative Committee        9.01                        56
ADP                             4.04-2                      16
Affiliate                       2.01-2                       5
Agent for Service of Process    9.02-2                      57
Annual Addition                 4.09-3                      22

Beneficiary                     7.03                        49
Break in Service                3.04                        10
Break in Service Year           3.04-1(b)                   10

Committee                       9.01                        56
Company                        Heading, 9.03             1, 57
Company Stock                  Preamble                      1
Compensation                    4.01-2                      13
CP                              4.04-2                      16

Death Benefit                   7.01                        48
Deferred Retirement Date        6.01-2(b)                   39
Disability                      7.02-2                      49

Effective Date                  1.01-1                       4
Employer                        2.01-3, 9.03             6, 57
Employment Year                 3.02-2                       8

Financial Hardship              5.05-4                      31
Fixed Contribution              4.06-1                      20

Highly Compensated Employee     4.04-2(a)                   16
Hour of Service                 3.02-4                       8

Investment Fund                10.02-1(c)                   60

Key Employee                   13.02-4                      71

Leaves of Absence               3.03                         9
Leveraged Company Stock         5.01-3                      26
Leveraged ESOP Suspense Account 5.01-3                      26

Matching Contribution           4.03                        15
Maternity or Paternity          3.04-1(d)                   11

New ESOP Program               Preamble                      1
Normal Retirement Date          6.01-2(a)                   39

TERM                           SECTION                     PAGE

Participant                     3.01-4                       8
Plan Administrator              9.02-2                      57
Plan Segment                   Preamble, 2.01-3           2, 6
Plan Year                       1.01-3                       5
Post-Tax Contributions          4.07                        21
Pre-Tax Contributions           4.02                        13
Prior ESOPs                    Preamble                      1
Prior ESOP Program             Preamble                      1
Prior Savings Plans            Preamble                      1

Qualified Employee              3.01-3                       8

Rollover                        5.07                        37

Segment Leader                 Preamble; 2.01-3           1, 6
Service                         3.02                         8
Service Year                    3.02-1                       8
Supplemental Contribution       4.06-3                      20

Top-Heavy Plan                 13.02-1                      70
Transfer                        5.08                        37
Trustee                        10.01                        59

Valuation Date                  1.01-2                       5

Year of Service                 3.02-3                       8

                        PACIFICORP K PLUS

            EMPLOYEE SAVINGS AND STOCK OWNERSHIP PLAN

                        1991 RESTATEMENT

                         JANUARY 1, 1991

              (As Amended through Amendment No. 2)


PACIFICORP
AN OREGON CORPORATION
700 NE MULTNOMAH
PORTLAND, OREGON 97232                                    COMPANY


         The Company is the parent corporation of an affiliated group of entities that are divided into three operating segments. Prior to 1988, the leading employer within each segment (the Segment Leader) sponsored for that segment one or more employee savings plans in compliance with sections 401(a) and 401(k) and related provisions of the Internal Revenue Code and applicable regulations (the Prior Savings Plans). The Prior Savings Plans were the NERCO Incentive Savings Plan, the PacifiCorp Credit Profit Sharing Savings Plan, the Pacific Power & Light Company Employee Savings Plan, the Pacific Power & Light Company Bargaining Employees Savings Plan, and the Pacific Telecom Profit Sharing and Savings Plan. Also prior to 1988, the Company and certain Segment Leaders maintained the PacifiCorp Employee Stock Ownership Plan, the PacifiCorp Bargaining Employees Stock Ownership Plan and the Pacific Telecom Employee Stock Ownership Plan to which contributions were made to qualify for employer tax credits (the Prior ESOPs). Prior to 1988, tax credit contributions under the Prior ESOPs were all fully allocated to participants' accounts and were nonforfeitable.

         For administrative efficiency, the Prior Savings Plans were consolidated into the Savings Plan Program under this plan effective January 1, 1988. Similarly, the Prior ESOPs were consolidated in the Prior ESOP Program effective January 1, 1988. Since inception, the Prior ESOP Program has been designed to be invested primarily in PacifiCorp common stock (Company stock) or, in the case of the Pacific Telecom Employee Stock Ownership Plan in Pacific Telecom, Inc. common stock (Pacific Telecom stock).

         In order to provide eligible employees with additional benefits of having Company stock held for them through a tax qualified retirement plan, the New ESOP Program was adopted effective January 1, 1988. Since its inception, the New ESOP Program has been designed to be invested primarily in Company stock. The New ESOP Program has allowed for investment in Company stock using Employer cash contributions, in-kind contributions of Company stock and the proceeds of loans involving funds borrowed by the Trustee on the security of Company stock acquired with the borrowed funds (ESOP Loans). ESOP Loans have been repaid with Employer contributions under the New ESOP Program and earnings on the Employer contributions, and with dividends on unallocated Company stock acquired with the proceeds of the ESOP Loans.

          The Prior ESOP Program and the New ESOP Program have been and continue to be employee stock ownership plans designed to meet applicable requirements of sections 409 and 4975(e)(7) and related provisions of the Internal Revenue Code and applicable regulations. The New ESOP Program was adopted as an employee stock ownership plan effective January 1, 1988. The Prior ESOP Program is a restatement as of January 1, 1988 and continuation of the Prior ESOPs, which have been designated as employee stock ownership plans since their inception.

         Since January 1, 1988, this plan has been a collection of separate plans made up of the following components:

              (a)   The Savings Plan Program, consisting
         of a separate plan for each Segment Leader and its subsidiaries.

              (b)   A separate plan for the Prior ESOP
         Program.

              (c)   A separate plan for the New ESOP
         Program, as described above.

         The Company, and the Segment Leaders and other affiliated employers through their adoption statements, have adopted this K Plus Employee Savings and Stock Ownership Plan as a successor to the Prior Savings Plans and the Prior ESOPs and as the establishment of the New ESOP Program. The assets and liabilities of each of the Prior Savings Plans, and with respect to the Pacific Power segment its two Prior Savings Plans, have been transferred to this plan and have continued as a Plan Segment sponsored by the Company. The assets and liabilities of the Prior ESOPs have been transferred to this plan and accounted for separately as Prior ESOP accounts for the participants affected.

         By separate agreement the Company has established six separate trusts for plan assets, as follows:

              (a)   A separate trust for employees
         participating in the ESOP Program other than pursuant to collective bargaining agreements, and for allocated shares of Company stock held for the account of employees participating in the ESOP Program with respect to ESOP Loans entered into in 1990 other than pursuant to collective bargaining agreements.

              (b)   A separate trust for employees
         participating in the ESOP Program pursuant to collective bargaining agreements that provide for such participation commencing July 1, 1988.

              (c)   A separate trust for employees
         participating in the ESOP Program pursuant to collective bargaining agreements that provide for such participation commencing July 1, 1989.

              (d)   A trust for unallocated shares of
         Company stock held in an ESOP Loan Suspense
         Account for future allocation to covered
         PacifiCorp nonbargaining employees
         participating in the ESOP Program pursuant to funding relating to an ESOP Loan entered into in 1990. The trust is referred to as the "1990
         Leveraged ESOP Trust-PacifiCorp."

              (e)   A trust for unallocated shares of
         Company stock held in an ESOP Loan Suspense
         Account for future allocation to covered nonbargaining employees (other than PacifiCorp employees) participating in the ESOP Program pursuant to funding relating to an ESOP Loan entered into in 1990. This trust is referred to as the "1990 Leveraged ESOP Trust-PacifiCorp
         Affiliates."

              (f)   A master trust for the Savings Plan
         Program and for the ESOP Program, including assets from the Prior ESOP Program.

         Effective as of the close of the 1990 Plan Year,

              (a)   The separate plans for each Segment
         Leader (and their subsidiaries) in the Savings
         Plan Program are being merged into a single plan constituting the Savings Plan Program.

              (b)   The separate plans for the Prior
         ESOP Program and the New ESOP Program are being merged into a single plan constituting the ongoing ESOP Program.

              (c)   The accounts of nonbargaining
         employees under the Utah Power & Light Company
         Employee Savings and Stock Purchase Plan of
         PacifiCorp (the Utah Power Plan) are being merged into this plan as follows:

                  (1)  Accounts from Matching
              Employer Contributions under the
              Utah Power Savings Plan are being
              merged into the ESOP Program.

                  (2)  Other accounts shall be
              merged into the Savings Plan
              Program, PacifiCorp Segment.

              (d)   Accounts of employees under the
         North-West Telecommunications Employee
         Retirement Incentive Savings Plan (the North-
         West Savings Plan) are being merged into the Savings Plan Program, Telecom Segment.

              (e)   Accounts of certain electing
         employees under the North-West
         Telecommunications, Inc. Employees' Stock
         Ownership Plan (the North-West ESOP) are being transferred into the ESOP Program.

         In order to make the changes described above, to update the plan document in accordance with new legal requirements and to make editorial and administrative changes, the Company and the Segment Leaders adopt this restatement. The definitions and operative provisions of the foregoing preamble are by this reference incorporated as part of the body of the plan document.

                            ARTICLE I

                  RELEVANT DATES; QUALIFICATION

   1.01  EFFECTIVE DATE; VALUATION DATES; PLAN YEAR

         1.01-1 This restatement shall be effective January 1, 1991, except as follows:

              (a)   The mergers of the Segment Leaders'
         separate plans under the Savings Plan Program and the merger of the Prior ESOP Program into the New ESOP Program shall be effective
         December 31, 1990.

              (b)   The deletion of 3.01-2(d) excluding
         Utah Power employees from participation shall be effective as of the start of the 1991 plan year.

              (c)   The establishment of Utah Power and
         North-West Savings Plan Program and ESOP
         Program Accounts under 5.01-1 shall be
         effective as of the close of the 1990 plan year, when accounts under the Utah Power Plan, the North-West Savings

         Plan and the North-West ESOP are merged and transferred into the Savings Plan Program and the ESOP Program.

         1.01-2 December 31 of each year shall be the regular valuation date. Each other date on which the trust assets are valued at the request of the Committee shall be a special valuation date.

         1.01-3 The plan year and limitation year shall be a calendar year.

   1.02  QUALIFICATION

         1.02-1 The Savings Plan Program and the ESOP Program and the related trusts are for the exclusive benefit of eligible employees and are intended to comply with sections 401(a), 401(k), 409 (formerly 409A), 501 and 4975(e)(7) of the Internal Revenue Code, as amended, and related Code provisions and applicable regulations.

         1.02-2 If the Commissioner of Internal Revenue rules that any plans under the Savings Plan Program, the ESOP Program as amended by this restatement do not qualify under section 401(a), 401(k), 409 or 4975(e)(7) of the Internal Revenue Code and related Code provisions, the Company may amend this document retroactively to qualify the plans.

                           ARTICLE II

            APPLICATION TO THE COMPANY AND AFFILIATES

   2.01  ELIGIBLE EMPLOYERS

         2.01-1 The Company, the Segment Leaders and their subsidiaries have adopted this plan, and any other affiliate approved by the Company may adopt this plan, for the benefit of their employees.

         2.01-2 "Affiliate" means a corporation, person or other entity that is any of the following:

              (a)   A member, with an Employer, of a
         controlled group of businesses under section
         414(b) of the Internal Revenue Code.

              (b)   A member, with an Employer, of a
         group of trades or businesses under common control under section 414(c) of the Internal
         Revenue Code.

              (c)   A member, with an Employer, of an
         affiliated service group under section 414(m) of the Internal Revenue Code.

              (d)   A member, with an Employer, of a
         group of businesses required to be aggregated under section 414(o) of the Internal Revenue
         Code.

              (e)   An entity that has been designated
         an affiliate for this purpose by the Company.

         2.01-3 "Employer" means the Company and any adopting affiliate. "Segment Leader" means the Company, PacifiCorp Financial Services, Inc., Pacific Telecom, Inc. and any other Employer approved by the Company to be a Segment Leader in such Employer's adoption statement. The Savings Plan Program and the ESOP Program, respectively, as adopted by all Segment Leaders and the other Employers in their segments, is a separate plan. All of the plan assets of each such plan are available to pay benefits for all participants in the plan, except to the extent ESOP Program assets are pledged as security for ESOP Loans.

   2.02  SERVICE FOR AFFILIATES

         2.02-1 Transfer of employment from one affiliate to another shall not cause a termination or Break in Service.

         2.02-2 Work for any affiliate, whether or not an adopting Employer, shall be counted as Service after the business becomes an affiliate or an earlier date fixed by the Company or in a statement of adoption.

         2.02-3 If a business is acquired by the Company or an affiliate and not continued as a separate affiliate, Service for employees of the acquired business who become employees of the Company or the acquiring affiliate shall be counted from their date of hire by the Company or the affiliate. Past service for the acquired business may be counted from dates fixed by the Company or in a statement of adoption, filed with the Committee and announced to affected employees.

         2.02-4 If a person is employed by two or more affiliates at the same time, the following rules shall apply:

              (a)   Service for both affiliates shall
         count to determine whether a Service Year is a Year of Service.

              (b)   The employee may elect pre-tax
         contributions up to the maximum allowed
         percentage of Compensation from each Employer but may not elect contributions from Compensation from a nonadopting affiliate.

              (c)   The employee shall receive a share
         of the matching contribution from each Employer based on pre-tax contributions with respect to Compensation from each.

              (d)   The employee shall receive an
         allocation of the fixed and supplementary contributions, if any, based on Compensation from each Employer.

         2.02-5 If a participant who has one or more accounts held in a Plan Segment of the Savings Plan Program becomes a participant in another Plan Segment of the Savings Plan Program, all such accounts shall be transferred to the new Plan Segment. Such transfers shall be made as of a valuation date in accordance with Committee procedures. The transferred accounts shall be subject to the provisions applicable to the Plan Segment to which the accounts have been transferred.

   2.03  ADOPTION PROCEDURE

         An affiliate may adopt this plan by a written statement signed by the affiliate, approved by the Company and filed with the Trustee. The statement shall include the effective date of adoption and any special provisions that are to be applicable only to employees of the adopting affiliate. The statement also shall specify the Plan Segment of the Employer and whether the Employer is a Segment Leader. If the Employer is a Segment Leader, the statement shall include provisions on which the terms of the plan may vary by Plan Segment. If approved by the Company, an Employer in a segment may include provisions in its adoption statement that differ from provisions applicable to employees of other employers in the segment, except that no variations in the participant loan program shall be allowed.

                           ARTICLE III

                     ELIGIBILITY AND SERVICE

   3.01  CONDITIONS OF ELIGIBILITY

         3.01-1 A Qualified Employee of an Employer shall become eligible to participate in the Plan as follows:

              (a)   Eligibility to elect Pre-Tax
         Contributions shall begin with the first of the pay period in which the Qualified Employee becomes eligible for Employer's welfare benefits. Such eligibility occurs on the first of the calendar month coinciding with or next following the Qualified Employee's first day of employment.

              (b)   Eligibility for all contributions,
         other than Pre-Tax Contributions, shall begin with the first day of the pay period in which the Qualified Employee completes one Year of Service.

         3.01-2 The Committee may postpone the eligibility dates described in 3.01-1(a) or (b) to the first day of the next pay period after the pay period described.

         3.01-3 "Qualified Employee" means any employee of Employer except the following:

              (a)   An employee identified as a "casual
         employee" within Employer's payroll system.

              (b)   An employee covered by a collective
         bargaining agreement that does not provide for participation in this plan.

              (c)   A leased employee treated as an
         employee for pension purposes solely because of
         section 414(n) of the Internal Revenue Code.

         3.01-4 Every employee eligible to elect contributions or having an account under this plan shall be known as a participant. The Committee shall inform participants about the plan and furnish enrollment forms for designating beneficiaries, making contribution elections and making investment elections.

   3.02  SERVICE

         3.02-1  "Service Year" means:

              (a)   For initial eligibility under 3.01
         and Break in Service under 3.05--an Employment
         Year.

              (b)   For vesting under 8.01--an
         Employment Year.

         3.02-2 "Employment Year" means the 12-month period starting on the date the employee first performs an Hour of Service or an anniversary of that date.

         3.02-3 "Year of Service" means a Service Year in which an employee has 1,000 or more Hours of Service.

         3.02-4 An employee shall be credited with 45 "Hours of Service" for each week in which the employee has one or more of the following:

              (a)   Hours, whether or not worked, for
         which the employee is directly or indirectly paid or entitled to payment.

              (b)   Regularly scheduled hours during
         leave of absence under 3.03.

              (c)   Hours covered by a back pay award or
         agreement, regardless of mitigation of damages, unless already counted.

              (d)   Hours paid for at or after
         termination of employment for unused vacation, holiday, sick leave, disability or jury duty.

         3.02-5 The following shall apply to Hours of Service for periods not worked:

              (a)   Hours shall be computed and
         attributed to Service Years in accordance with Department of Labor Regulations sections
         2530.200b-2(b) and (c).

              (b)   Hours directly or indirectly paid
         for under 3.02-4(a) include regularly scheduled hours during periods of disability when the individual is receiving payments from an Employer or from an insurance company under a policy maintained by Employer or under workers' compensation laws.

              (c)   Hours directly or indirectly paid
         for under 3.02-4(a) do not include hours during periods in which an individual receives payments only under unemployment compensation laws, regardless of the source of payment.

              (d)   Hours counted under 3.02-4(d) do not
         include any hours on account of severance pay, except severance pay in lieu of Service.

   3.03  LEAVES OF ABSENCE

         3.03-1 An employee on leave of absence shall be treated as employed for all purposes of this plan.

         3.03-2 Leave of absence under 3.03-1 shall mean the following:

              (a)   Leave of absence authorized by
         Employer, if the employee returns within the time prescribed and otherwise fulfills all conditions imposed by Employer.

              (b)   Leave of absence in accordance with
         Employer policies because of illness or
         accident, including disability that does not result in retirement, if the employee returns promptly after recovery.

              (c)   Periods of military service if the
         employee returns with employment rights
         protected by law.

         3.03-3 In authorizing leaves of absence, Employer shall treat all employees who are similarly situated alike as much as possible.

         3.03-4 If a person on leave fails to meet the conditions of the leave or fails to return to work when required, the following shall apply:

              (a)   If the leave is not for military
         service and the failure is because of death, disability under 7.02 or retirement, employment shall be terminated and accrual of Service shall stop when the failure occurs.

              (b)   If (a) does not apply, employment
         shall be terminated and accrual of Service shall stop as of the date the leave began.

              (c)   No previous allocation of
         contributions or forfeitures shall be changed.

              (d)   Any resulting forfeiture shall occur
         not earlier than the date the failure occurs.

   3.04  BREAK IN SERVICE

         3.04-1 A Break in Service shall be determined as follows:

              (a)   A Break in Service shall occur when
         an employee has five consecutive Break-in-
         Service Years.

              (b)   Subject to (c), a Break-in-Service
         Year is a Service Year in which an employee who has terminated employment has no Hours of Service.

              (c)   Regardless of Hours of Service, an
         employee absent because of maternity or
         paternity shall not, because of such absence, have a Break in Service Year until the second
         Employment Year following the Employment Year in which the absence begins, subject to (e) below.

              (d)   "Absence because of maternity or
         paternity" means an absence from Service because of any of the following:

                  (1)  Pregnancy.

                  (2)  Birth of the employee's
              child or care following birth.

                  (3)  Adoption of the employee's
              child or care following adoption or
              placement for adoption.

              (e)   Paragraph (c) above shall not apply
         unless the employee furnishes timely
         information satisfactory to the Committee to establish the following:

                  (1)  That the absence was due
              to maternity or paternity.

                  (2)  The length of such
              absence.

         3.04-2 Intermittent periods of Service shall be aggregated until there is a five-year Break in Service. If a Break in Service occurs and the employee has later Service, Service before the Break will be counted as follows:

              (a)   For vesting, pre-Break Service will
         be counted if the tests in (b) below are met and the employee has a Year of Service after the Break.

              (b)   For eligibility for participation,
         pre-Break Service will be counted only if either of the following applies:

                  (1)  The employee had a vested
              interest before the Break.

                  (2)  The number of Years of
              Service before the Break is greater
              than the number of consecutive
              Break-in-Service Years.

         3.04-3 If an employee has a five-year Break in Service, has later Service and Service before the Break is counted, the following shall apply:

              (a)   The employee shall participate
         immediately on resumption of employment as a Qualified Employee.

              (b)   Service before and after the Break
         shall be combined for vesting of future
         contributions.

              (c)   Restoration of any forfeiture of an
         employee's account shall be governed by 8.05.

         3.04-4 If a rehired employee's Service before a Break is not counted, the employee shall be treated as newly hired and may participate when eligible under 3.01. In that event, the first day of Service after rehire shall start a new Employment Year for eligibility and vesting.

                           ARTICLE IV

                          CONTRIBUTIONS

   4.01  COMPENSATION

         4.01-1 "Compensation" means the following subject to the limits in 4.01-2:

              (a)   For deductibility under 4.08,
         compensation means pay reportable on IRS Form
         W-2.

              (b)   For the annual addition limit under
         4.09-2(b), compensation under (a) above shall be adjusted in accordance with Treasury
         Regulation sections 1.415-2(d)(1) and (2).  The
         $150,000 limitation in 4.01-2 shall not apply.

              (c)   For fixed and supplemental
         contributions under 4.06, pre-tax contributions under 4.02, matching contributions under 4.03, and the ADP and CP test under 4.04-2, compensation means the amount under (a) above adjusted as follows:

                  (1)  Pre-tax contributions and
              amounts set aside by the
              participant from otherwise taxable
              income under a welfare benefit plan
              qualified under section 125 of the
              Internal Revenue Code shall be
              included.

                  (2)  Noncash compensation,
              expense reimbursement, fringe
              benefits, payments before
              termination of employment for
              surrender of accumulated unused
              personal time, payment for
              termination of employment (such as
              retirement bonuses, disability
              benefits and severance pay)
              and incentive pay (such as taxable
              income from stock options, the
              long-term incentive pay program and
              the restricted stock plan) shall be
              excluded.

         4.01-2 Compensation counted under 4.01-1(a) and (c) shall be limited as follows:

              (a)   The limit for any participant for a
         year shall be $150,000 plus any cost-of-living adjustment authorized by applicable regulations. The limit shall apply to compensation after reduction for pre-tax contributions and cafeteria plan salary reductions. It shall not prevent pre-tax contributions from continuing after a participant has received compensation in excess of the limit as long as 4.04 is satisfied based on compensation after the limit has been imposed.

              (b)   To the extent required under
         Internal Revenue Code sections 401(a)(17) and
         414(q)(6), compensation of a highly compensated employee who is a 5 percent owner or is one of the 10 highest paid employees shall be aggregated with compensation from Employer to the spouse or a lineal descendant under age 19 to determine the limit.

              (c)   If the limit is exceeded because of
         aggregation under (b) above, pay counted for each aggregated employee shall be reduced pro rata to stay within the limit.

   4.02  PRE-TAX CONTRIBUTIONS

         4.02-1 For each plan year Employer shall make pre-tax contributions as follows for participants not excluded for pre-tax contributions by the terms of an Employer's adoption statement or a collective bargaining agreement:

              (a)   Subject to 4.08, 4.09, and the
         limits stated below, the contribution for a participant shall be an amount elected by the participant, and the participant's compensation for the year shall be reduced by that amount.

              (b)   The Committee shall fix the maximum
         percentage of compensation that may be elected under (a), which percentage may vary among Plan
         Segments. The Committee may fix lower maximums for highly compensated employees to satisfy the requirements of 4.04.

              (c)   The maximum pre-tax contribution for
         any participant under (a) shall be $7,000 plus any cost-of-living adjustment authorized by applicable regulations.

              (d)   In the first year of participation,
         compensation shall be counted for the part year after participation starts.

              (e)   This plan shall be a profit sharing
         plan with respect to pre-tax contributions.

         4.02-2 The Committee shall establish rules covering the method and frequency of elections and procedures for starting, stopping and changing the rate of pre-tax contributions.

         4.02-3 If an employee's pre-tax contributions for a plan year would be more than permitted under 4.02-1(c) (an excess deferral), the following shall apply:

              (a)   Any direction for such an excess
         deferral shall be invalid and the directed deferral shall not be made. An excess deferral made by mistake shall be returned under 12.08-3 if possible by the end of the plan year during which the excess deferral is received. If a participant's excess deferral cannot be returned by the end of the plan year, it shall be withdrawable under (b) by the participant by notice in accordance with Committee rules and the rules in (c) below shall apply.

              (b)   If an excess deferral occurs because
         of combined pre-tax deferrals under this plan and another plan, the participant may withdraw the excess only if all of the following conditions are satisfied:

                  (1)  The participant notifies
              the Committee of the excess
              deferral by March 1 following the
              close of the year, unless the
              Committee waives the deadline.

                  (2)  The notice specifies how
              much of the excess deferral is to
              be withdrawn from this plan.

                  (3)  Other applicable rules of
              the Committee are followed.

              (c)   Any withdrawal under (a) or (b)
         shall be completed by April 15 following the close of the year for which the excess deferral is made.

              (d)   A participant's withdrawal under (b)
         shall be reduced by the amount of any excess contribution previously distributed under
         4.05-2 for the same plan year.

              (e)   A participant's withdrawal under (a)
         or (b) shall include related investment
         earnings and shall be reduced by the amount of any excess contribution previously distributed under 4.06-2 for the same plan year.

   4.03  MATCHING CONTRIBUTIONS

         4.03-1 Employer shall make a matching contribution for each participant for each plan year. The matching contribution shall be a percentage of the participant's pre-tax contributions for the year, other than those attributable to unused credits under a cafeteria plan. The pre-tax contributions on which matching contributions may be based shall be limited to 6 percent of Compensation. The matching contribution percentage shall be the following:

              (a)   50 percent, unless a different
         percentage is set under (b) or (c) below.

              (b)   A percentage for each Plan Segment
         fixed in the Segment Leader's adoption
         statement or by resolution of the Board of Directors of the Segment Leader and announced to participants.

              (c)   A percentage set pursuant to a
         collective bargaining agreement.

         4.03-2 Any addition to the matching contribution that is fixed under 4.03-1(b) after the end of a calendar quarter shall be made only for participants who do one of the following:

              (a)   Remain employed on the last day of
         the quarter.

              (b)   Terminate employment during the
         quarter due to death, disability or retirement.

         4.03-3 Except to the extent otherwise specified in a Segment Leader's adoption statement, matching contributions shall be credited to each participant's ESOP Program account for matching contributions. If the ESOP Program is funded with an

ESOP Loan under 10.03, then each matching contribution shall be applied to repayment of the ESOP Loan to the extent directed by the Company, under the applicable Leveraged ESOP suspense account procedures in accordance with 5.01-3, 5.03 and 10.03-2.

         4.03-4 Pre-tax contributions shall be determined after giving effect to any reductions under 4.05, 4.06-4 or 12.08, and to any withdrawals under 5.05.

   4.04  CONTRIBUTION LIMITS FOR HIGHLY
         COMPENSATED EMPLOYEES

         4.04-1 For each year the plan shall satisfy the nondiscrimination tests in sections 401(k)(3) and 401(m) of the Internal Revenue Code in accordance with Treasury Regulation sections 1.401(k)-1 and 1.401(m)-1 and -2. The following provisions shall be applied in a manner consistent with the Code and Regulation sections, which are incorporated by this reference.

         4.04-2 For each plan year the Committee shall determine the actual deferral percentage (ADP) and the contribution percentage (CP) of the eligible employees who are highly compensated employees under 4.04-5 and the ADP and CP of the remaining eligible employees as follows:

              (a)   The ADP and CP for the highly
         compensated employees or for the nonhighly compensated employees is the average of the individual deferral or contribution percentages for all eligible employees in the group.

              (b)   An employee's individual deferral
         percentage is the individual's pre-tax
         contributions for the year as a percentage of the individual's compensation under (e).
         Excess pre-tax deferrals for a nonhighly compensated employee under a plan maintained by Employer shall be disregarded.

              (c)   An employee's individual
         contribution percentage is the sum of the following for the year as a percentage of the individual's compensation under (e):

                  (1)  The individual's allocated
              fixed and matching contributions.

                  (2)  The individual's allocated
              supplemental contribution.

              (d)   If any employee group does not
         participate in leveraged Company stock with respect to matching contributions for all or part of any year, a separate CP shall be calculated for that group in that year or part year.

              (e)   Compensation for purposes of the ADP
         and CP is compensation as defined in 4.01-1 while the employee is eligible to participate.

              (f)   The following shall be aggregated to
         determine the ADP and CP for this provision and for 4.04-3:

                  (1)  All plans that are
              aggregated with this plan under
              Internal Revenue Code sections
              401(a)(4) and 410(b) (other than
              for the average benefit percentage
              test).

                  (2)  All cash and deferred
              arrangements in which the same
              highly compensated employee is
              eligible to participate.

                  (3)  Compensation and benefits
              of each family member under
              4.04-5(a)(5) and the highly
              compensated employee to whom the
              family member relates.

         4.04-3 Neither the ADP nor the CP of the highly compensated employees may exceed the greater of the following as adjusted in 4.04-4:

              (a)   1.25 times the ADP or CP of the
         nonhighly compensated employees.

              (b)   2 percentage points higher than the
         ADP or CP of the nonhighly compensated
         employees, up to 2 times such ADP or CP.

         4.04-4 The limit in 4.04-3(b) shall be adjusted in accordance with the Treasury Regulation section 1.401(m)-2 to avoid duplicate use of the limit for any highly compensated employee in violation of Code section 401(m)(9).

         4.04-5  "Highly compensated employee" is defined in
section 414(q) of the Internal Revenue Code and related Treasury regulations. In determining which employees are highly compensated employees, the following shall apply:

              (a)   Subject to (b), (c) and (d) below,
         highly compensated employees for a plan year are persons who perform services for Employer during the year or the prior plan year and are one of the following:

                  (1)  An owner of five percent
              or more of an Employer during
              either year.

                  (2)  A person paid over $75,000
              for either year.

                  (3)  A person paid over $50,000
              for either year who is among the
              highest paid 20 percent of
              employees of Employer for either
              year, aggregating employees of all
              statutory affiliates under 2.01-2.

                  (4)  An officer of Employer
              paid over $45,000 for either year,
              or the highest paid officer if no
              officer is paid over $45,000 for a
              year.  The number of officers
              counted in any year under this
              provision shall not exceed either
              50 or the greater of three or 10
              percent of the employees of
              Employer.

                  (5)  A family member of a
              highly compensated employee who is
              a five percent owner or is one of
              the 10 highest paid employees.  For
              this purpose, family members
              include the spouse, lineal
              ancestors, lineal descendants and
              spouses of lineal ancestors and
              descendants.

              (b)   The dollar amounts in (a) shall be
         adjusted in accordance with Treasury
         regulations for changes in cost of living.

              (c)   Officer status and pay of an
         employee below the 100 highest paid shall be based on the prior year, not the current year.

              (d)   Former employees shall be taken into
         account in accordance with applicable
         regulations.

              (e)   Employees may be excluded from
         consideration to the extent permitted by applicable regulations.

   4.05  ACTIONS TO CORRECT EXCESS CONTRIBUTIONS
         FOR HIGHLY COMPENSATED EMPLOYEES

         4.05-1 If the ADP or CP of the highly compensated employees would exceed the limits in 4.04-3, the Committee shall adjust the contributions for certain highly compensated employees to come within the limits, as follows:

              (a)   If the ADP limit is exceeded,
         pre-tax contributions and related matching contributions shall be reduced taking the highest individual deferral percentage first.

              (b)   If the CP limit is exceeded, the
         matching contributions shall be reduced, taking the highest individual contribution percentage first.

         4.05-2 Amounts adjusted under 4.05-1 shall be by forfeiture or distribution as follows:

              (a)   Any amount from matching
         contributions shall be forfeited, with related earnings, as follows:

                  (1)  Any amount under 4.05-1(a)
              shall be forfeited whether or not
              it would otherwise have been
              vested.

                  (2)  Any amount under 4.05-1(b)
              shall be forfeited to the extent of
              any unvested balance in the
              matching contribution account of
              the highly compensated employee to
              whom it applies.  The unvested
              balance shall be determined before
              the reduction.

                  (3)  Amounts forfeited shall be
              applied first to restore previously
              forfeited amounts under 8.05-1,
              then to pay plan expenses or offset
              future matching contributions.

              (b)   Subject to (c) below, any amount not
         forfeited under (a) above shall be distributed, with related earnings,to the highly compensated employees to whom it applies. The related earnings shall be determined under a method that does not discriminate in favor of highly compensated employees, is consistent for all participants and corrective distributions for the same plan year, and is used by the plan for allocating income to participants' accounts. Distribution shall be made during the plan year after the year to which the excess applies.

              (c)   A distribution under (b) above
         because of the ADP test shall be adjusted by the amount of any excess deferral previously withdrawn under 4.02-3(b) for the same plan year.

   4.06  FIXED AND SUPPLEMENTAL CONTRIBUTIONS

         4.06-1 For participants each year who meet the conditions of 4.06-4, Employer shall make a fixed contribution to the plan equal to a percentage of Compensation as follows:

              (a)   A percentage set for such year in
         the Segment Leader's adoption statement or by resolution of the Board of Directors of the Segment Leader and announced to participants.

              (b)   A percentage set pursuant to a
         collective bargaining agreement for employees in one or more collective bargaining units.

         4.06-2 Fixed contributions designated by the Company for repayment of an ESOP Loan under 5.01-3 shall be credited to the Leveraged ESOP suspense account maintained for the ESOP Loan and allocated pursuant to 5.03-1(c). Other fixed contributions shall be allocated to participant's accounts directly as a percentage of Compensation corresponding with the fixed contribution rate of the participant's Employer for the year.

         4.06-3 With respect to participants covered by collective bargaining agreements pursuant to which ESOP Loans were entered into before 1990, the Company may direct the Employers to make supplemental contributions to the plan based on the reduction in federal income taxes for such year experienced by the Company and its affiliates as a result of deducting dividends paid on leveraged Company stock held in the Leveraged ESOP suspense account or in the ESOP Program fixed or matching contribution accounts, taking into account also the deductibility of the supplemental contribution itself. Also, the Company may direct Employers to make supplemental contributions with respect to ESOP Loans entered into after 1989, to the extent necessary to supplement dividends on Company stock held in a Leveraged ESOP suspense account for such loans so as to allow interest on the loans to be paid fully from such dividends and supplemental contributions. The amount of the supplemental contributions and the portion of it to be made by each Employer shall be decided by the Company in its sole discretion.

         4.06-4 Fixed contributions shall be allocated to participants' accounts regardless of continuing employment. Supplemental contributions shall be allocated to participants' accounts as of the last day of each plan year and shall only be allocated to accounts of participants who remain employed on the last day of the year.

         4.06-5 Fixed contributions and supplemental contributions allocated to a participant under 4.06-2 or 4.06-6(b) shall be credited to the participant's ESOP Program account for fixed contributions. If the New ESOP Program is funded with an ESOP Loan, then the fixed and supplemental contributions shall be applied to repayment of the ESOP Loan to the extent directed by the Company, under the applicable Leveraged ESOP suspense account procedures in accordance with 4.06-6 and 5.01-3.

         4.06-6 The supplemental contribution for each year shall be allocated as follows:

              (a)   If directed by the Company, the
         contribution first shall be allocated to the Leveraged ESOP suspense account in the amount, if any by which dividends paid in the year on Company stock in the suspense account and matching and fixed contributions for the year designated for repayment of the ESOP Loan in the suspense account are less than the payments due for the year on the ESOP Loan.

              (b)   The remaining contribution after any
         allocation under (a) shall be allocated to participants under collective bargaining agreements who meet the conditions of 4.06-3 in proportion to the fixed and matching contributions leading to the federal tax reductions with reference to which the supplemental contributions have been made. No supplemental contributions shall be made in amounts that would cause allocations to participants other than as described in 4.06-3.

   4.07  POST-TAX CONTRIBUTIONS

         No post-tax contributions by employees shall be required or accepted under this plan. Post-tax contributions made under the Prior Savings Plans or the Utah Power Plan shall be held under this plan in a post-tax contribution account for distribution under the terms of this plan.

   4.08  DEDUCTIBILITY

         4.08-1 Contributions are conditioned upon deductibility under section 404 of the Internal Revenue Code, except to the extent that deductible contributions are not sufficient to pay principal and interest on money borrowed to acquire Company stock. To the extent a deduction is disallowed, 12.08 shall apply.

         4.08-2 If contributions would exceed the limit because of another defined contribution plan, the amount recovered under
12.08 shall be charged in the same order as reductions under 4.09-8.

   4.09  LIMIT ON ANNUAL ADDITIONS

         4.09-1 Benefits shall be limited in accordance with the following rules as provided in Internal Revenue Code section 415 and related regulations. The following provisions shall be applied in a manner consistent with the Code and regulations, which are incorporated by this reference.

         4.09-2 No annual addition for any participant shall be more than the lesser of the following:

              (a)   $30,000 plus any authorized cost-of-
         living adjustment (or, if greater, one-fourth of the applicable dollar limitation for defined benefit plans under Code section 415(b)(1)); or

              (b)   25 percent of the participant's
         compensation, as defined in 4.01-1(b), for the limitation year.

         4.09-3 "Annual addition" means for any limitation year the sum of all contributions and forfeitures allocated to the participant's accounts for the year, subject to the following:

              (a)   Allocations to a participant's
         account in the form of leveraged Company stock acquired with the proceeds of an ESOP Loan under 10.03 shall be calculated with reference to Employer contributions used to repay the loan.

              (b)   Contributions applied to pay
         interest on an ESOP Loan shall be excluded if the requirements in (c) are satisfied.

              (c)   The exclusion under (b) shall apply
         in a year only if no more than one-third of all the contributions for the year under the ESOP
         Program are contributed for the benefit of persons who are highly compensated employees under 4.04-5.

              (d)   In applying the limitations on
         annual additions, all employers that are statutory affiliates as described in 2.01-2, with the adjustment provided in section 415(h) of the Internal Revenue Code, shall be considered a single employer.

         4.09-4 If an Employer contributes Company stock under the ESOP Program, or an Employer contribution is used to purchase Company stock, the Employer contribution limit under 4.09-2(a) for the year shall be increased by the amount so contributed up to a maximum limit of twice that stated in 4.09-2(a) if the requirements of 4.09-3(c) are met.

         4.09-5 If an annual addition for a participant would exceed the limit in 4.09-2, the Committee shall, pursuant to Treasury Regulation section 1.415-6(b)(6), eliminate the excess by reducing the participant's pre-tax, matching, fixed and supplemental contributions for the year in that order. The amount of the reduction shall be credited to a suspense account and reallocated to participants in the following year as a reduction in the contributions to the plan by the Employer of the participant from whom the excess was taken. Gains and losses may be credited to the suspense account, as determined by the Committee.

         4.09-6 If Employer maintains one or more other defined contribution plans at any time, the annual additions under all such plans shall be combined for purposes of applying the above limitations giving effect to any adjustment allowed for annual additions under any other plan. For the purposes of 4.09-2(a) only, any contribution to a separate account for post-retirement medical benefits for a key employee under a funded welfare benefit plan shall be considered such an annual addition.

         4.09-7 If Employer maintains or has maintained one or more defined benefit pension plans at any time, the following rules shall apply:

              (a)   The defined benefit fraction under
         all such plans combined with the defined contribution fraction under this plan and all other defined contribution plans currently or previously maintained by Employer shall not exceed 1.0 for any individual.

              (b)   The defined benefit fraction
         numerator shall be the participant's projected annual normal retirement benefit. The denominator shall be the maximum benefit under section 415(b)(1) of the Internal Revenue Code, adjusted under (d).

              (c)   The defined contribution fraction
         numerator shall be the sum of all annual additions for the participant since the plan's inception. The denominator shall be the sum of the maximum annual additions under section
         415(c)(1) of the Internal Revenue Code for all years of the participant's employment with Employer, adjusted under (d).

              (d)   The denominators under (b) and (c)
         shall be the smaller of the maximum percentage limitation amount times 1.4 or the maximum dollar limitation amount times 1.25.

         4.09-8 If an annual addition for a participant would exceed the limits in 4.09-2 or 4.09-7 because of any other tax qualified retirement plan of an Employer, the contributions under this plan shall stand and the contributions or benefits under the other plan shall be reduced as necessary to meet the limit.

         4.09-9 In applying the limitations on annual additions, all employers who are affiliates under 2.01-2 shall be considered a single employer.

         4.09-10 If an annual addition for a participant would exceed the limit in 4.09-2 for a limitation year, then excess annual additions may be corrected in one or a combination of the following ways, as determined by the Committee:

              (a)   By corrective disbursement to the
         affected participants in accordance with
         Treasury Regulation section 1.415-6(b)(6)(iv).

              (b)   By applying the excess amounts in
         the participant's account to reduce Employer contributions to the plan for that participant for the next limitation year, and, to the extent necessary, for future limitation years.
         If the participant is not covered by the plan as of the end of the limitation year, the excess amounts shall be held unallocated in a suspense account for the limitation year and reallocated in the next limitation year to reduce Employer contributions for all remaining participants in the plan in accordance with Treasury Regulation section 1.415-6(b)(6)(ii).

   4.10  PAYMENT OF CONTRIBUTIONS

         4.10-1 Contributions may be in cash or in Company stock, subject to the following rules:

              (a)   Contributions to the extent
         necessary to pay principal and interest on money borrowed to acquire Company stock shall be in cash.

              (b)   "Company stock" means common stock
         of the Company that is readily tradable on an established securities market or, if not readily tradable, common stock with the greatest voting and dividend rights.

         4.10-2 Employer shall make payments to the Trustee to cover all contributions as follows:

              (a)   Subject to (b) and (c), a pre-tax
         contribution shall be paid as soon as the amount can reasonably be identified and separated from Employer's other assets.
         Payment shall in any event be made within 90 days after the participant would otherwise have received the amount deducted from pay on account of the pre-tax contribution.

              (b)   All contributions for a plan year
         shall be paid within the regular or extended time for filing Employer's federal income tax return for the year.

              (c)   In any event, all pre-tax and
         matching contributions for a plan year shall be paid no later than 12 months after the end of the plan year.

                            ARTICLE V

                     PARTICIPANTS' ACCOUNTS

   5.01  PARTICIPANTS' ACCOUNTS

         5.01-1 The Committee shall keep separate accounts for each participant for the following:

              (a)   Savings Plan accounts for amounts
         derived from pre-1988 contributions for
         matching contributions, and post-tax
         contributions.

              (b)   Savings Plan accounts as follows:

                  (1)  Pre-tax contribution
              accounts for amounts derived from
              pre-tax contributions received
              before 1991 as well as those
              received after 1990.

                  (2)  Special collective
              bargaining employees' accounts for
              post-1987 contributions for any
              matching, fixed and supplementary
              contributions pursuant to
              collective bargaining agreements
              that do not permit the
              contributions to be allocated to
              New ESOP Program accounts under
              (d).

                  (3)  Rollover and transfer
              accounts.

                  (4)  Utah Power Prior Savings
              Plan Accounts for amounts
              transferred to the Savings Plan
              program from the Utah Power Savings
              Plan effective as of the close of
              the 1990 plan year.

                  (5)  North-West Prior Savings
              Plan Accounts for amounts
              transferred to the Savings Plan
              Program from the North-West Savings
              Plan effective as of the close of
              the 1990 plan year.

              (c)   ESOP Program accounts for amounts
         derived from pre-1988 tax credit contributions.

              (d)   ESOP Program accounts for amounts
         derived from post-1987 contributions for the following:

                  (1)  Matching contributions
              other than those under (b) above.

                  (2)  Fixed contributions other
              than those under (b) above.

                  (3)  Supplemental contributions
              other than those under (b) above.

              (e)   ESOP Program accounts for amounts
         transferred from the Utah Power Savings Plan and from the North-West ESOP.

         5.01-2 The Committee shall furnish each participant annually a statement showing contributions to date and the funds credited to each account.

         5.01-3 The Committee shall direct the Trustee to maintain an unallocated suspense account (Leveraged ESOP suspense account) for each loan (ESOP Loan) entered into by the Trustee to finance the purchase of Company stock (leveraged Company stock) under 10.03. A separate Leveraged ESOP suspense account shall be maintained for each ESOP Loan. The following amounts shall be credited to the Leveraged ESOP suspense account:

              (a)   Proceeds from the ESOP Loan and any
         earnings from the proceeds if invested pending acquisition of the leveraged Company stock.

              (b)   Leveraged Company stock acquired
         with the ESOP Loan proceeds.

              (c)   Amounts contributed by an Employer
         under the ESOP Program and designated by the Employer for repayment of the ESOP Loan.

              (d)   Earnings received on leveraged
         Company stock under (b) and contributions under
         (c) while held in the leveraged ESOP Suspense
         Account.

   5.02  VALUATIONS AND ADJUSTMENTS

         5.02-1 As of each regular or special valuation date, the Trustee shall value the pooled investment funds and segregated accounts at their fair market values and report the values to the Committee. The Committee shall allocate the values to segregated and nonsegregated accounts as of the valuation date. The allocation to nonsegregated accounts shall be in proportion to account balances on the valuation date before adding any allocations or subtracting any withdrawals or other distributions made as of that date and appropriate adjustment shall be made for any interim contributions or distributions since the last valuation date. Segregated accounts shall be adjusted individually to reflect changes affecting each account.

         5.02-2 The Committee may call for a special valuation upon finding that desirable to avoid a material distortion in benefits or otherwise to administer the plan properly.

         5.02-3 The Trustee shall determine the fair market value of Company stock and other securities issued by Employers (Employer securities) as of each regular or special valuation date. The Trustee shall engage a qualified, independent person or organization to fix the value of Employer securities held under the plan, if required by the Trust Agreement or by applicable law.

   5.03  ALLOCATIONS FROM LEVERAGED ESOP SUSPENSE ACCOUNT

         5.03-1 Subject to 5.03-5, as of each plan year end and, if designated by the Committee, as of each special allocation date during the plan year, the Committee shall determine in accordance with applicable law and regulations the number of shares of leveraged Company stock to be released from each Leveraged ESOP suspense account and allocated to participants' accounts under either 5.03-2 or 5.03-3. The Committee shall make allocations to participants for the year in accordance with the following:

              (a)   Allocations of leveraged Company
         stock shall be based on nonmonetary units corresponding with the Trustee's cost for the stock being allocated.

              (b)   Allocations shall be made first to
         ESOP Program matching contribution accounts in accordance with matching contributions designated for repayment of the ESOP Loan during the year.

              (c)   After allocation under (b), an
         allocation of any remaining amount shall be made to ESOP Program fixed contribution accounts in accordance with fixed contributions designated for repayment of the ESOP Loan during the year.

              (d)   After allocations under (b) and (c),
         an allocation of any remaining amount shall be made to ESOP Program supplemental contribution accounts in accordance with 4.05-5.

              (e)   To the extent that earnings on
         leveraged Company stock need not be retained in a suspense account to repay money borrowed, such earnings shall be included in the allocations under (b), (c) and (d).

         5.03-2  Subject to 5.03-3, 5.03-4 and 5.03-5, the number
of shares of leveraged Company stock to be released from a Leveraged ESOP suspense account shall be at least equal to the number of shares held in the account just prior to the release multiplied by a fraction as follows:

              (a)   The numerator shall be the amount of
         principal paid for the plan year on a loan for money borrowed to buy such stock or to repay money previously borrowed for such purpose.

              (b)   The denominator shall be the sum of
         the numerator plus the principal to be paid on such borrowed funds in all future years.

         5.03-3 Release of shares under 5.03-2 may be made only if the following requirements are met:

              (a)   The Leveraged ESOP loan must provide
         for the payment each year of principal and interest at a cumulative rate that is not less rapid at any time than annual payments of such amounts for 10 years.

              (b)   Interest included in any payment can
         be disregarded only to the extent that it would be treated as interest under standard loan amortization tables.

              (c)   The term of the loan including
         renewals, extensions and refinancings cannot exceed 10 years.

         5.03-4 The alternative procedure described in this provision shall apply if elected by the Committee or if the requirements of 5.03-3 are not met. Subject to 5.03-5, under the alternative method, the number of shares of leveraged Company stock to be released from a Leveraged ESOP suspense account shall at least equal the number of such shares held in the account just prior to the release multiplied by a fraction as follows:

              (a)   The numerator shall be the sum of
         the principal and interest paid for the plan year on a loan for money borrowed to buy such stock or to repay money previously borrowed for such purpose.

              (b)   The denominator shall be the sum of
         the numerator plus the principal and interest to be paid on such borrowed funds in all future years.

              (c)   If the interest under the loan is
         variable, future interest shall be computed at the rate in effect on the regular valuation date.

         5.03-5 If an ESOP Loan is repaid with the proceeds of another loan (Replacement ESOP Loan), the following shall apply:

              (a)   Such repayments shall not release
         shares for allocation to participants under 5.03-1, and

              (b)   Shares released by such repayments
         shall be transferred to a Leveraged ESOP
         Suspense Account for the Replacement ESOP Loan.

   5.04  SPECIAL DISTRIBUTION OF DIVIDENDS

         5.04-1 If directed to do so by the Company, except as provided in 5.04-2(e), the Trustee shall distribute cash dividends on Company stock, Pacific Telecom stock, or both, held on the dividend record date by the trust. The distribution of cash dividends under this provision shall apply to dividends on Company stock or Pacific Telecom stock, or both, allocated to participants under ESOP Program accounts.

         5.04-2 Distributions under 5.04-1 shall be subject to the following:

              (a)   Company direction under 5.04-1 must
         be by written notice from the person designated in 9.03-1, and may be revoked by the Company with respect to a dividend at any time before the dividend is distributed.

              (b)   Dividend distributions shall be paid
         in cash no later than 90 days after the end of the plan year in which the dividends are received by the trust.

              (c)   For each participant or beneficiary,
         the amount distributed shall equal the amount otherwise allocable to the individual's account for the dividend.

              (d)   Any earnings on a dividend before
         distribution shall be retained in the trust and allocated to the account of the participant or beneficiary affected.

              (e)   The Committee may allow participants
         to elect to have dividends retained in their accounts rather than distributed currently in cash.

   5.05  IN-SERVICE WITHDRAWALS

         5.05-1  All or part of a participant's Prior Savings
Plan account for post-tax contributions may be withdrawn before termination of employment at the participant's option, subject to 5.06-3(c), in the following order:

              (a)   The lesser of accumulated post-tax
         contributions made before January 1, 1987 or the current value of the account may be withdrawn first.

              (b)   If all amounts under (a) have been
         withdrawn, the remainder of the account may be withdrawn.

         5.05-2 If all amounts under 5.05-1 have been withdrawn, a participant may withdraw any amounts attributable to rollovers and unrestricted transfers without a showing of financial hardship. A restricted transfer is one that is attributable to accounts that were subject to legally required withdrawal restrictions under the transferor plan and is not an elective transfer under 5.08-2(d).

         5.05-2 The following accounts may be withdrawn before termination of employment to the extent needed for a financial hardship of the participant approved by the Committee under 5.05-3:

              (a)   The lesser of (1) or (2) below:

                  (1)  Pre-tax contributions,
              including those received before
              January 1, 1988.

                  (2)  The current balance of the
              pre-tax contribution account.

              (b)   If the Segment Leader has provided
         for such withdrawals in its adoption statement, the vested portion of a Prior Savings Plan account for matching contributions.

              (c)   The current balance of the
         participant's rollover and transfer account, including earnings to the most recent valuation date.

         5.05-3 "Financial hardship" means a participant's immediate and heavy financial need that cannot be met from other reasonably available resources and is caused by one or more of the following:

              (a)   Medical expenses under Internal
         Revenue Code section 213(d) of the participant, a dependent member of the participant's immediate family or household, or another dependent.

              (b)   The cost of current tuition for
         post-secondary education of the participant, a dependent member of the participant's immediate family or household, or another dependent.

              (c)   The cost of buying the principal
         residence of the participant, not including making mortgage payments.

              (d)   The cost of preventing eviction from
         or foreclosure on the principal residence of the participant.

              (e)   Temporary layoff without pay at the
         instance of Employer.

              (f)   Other unexpected or unusual expenses
         creating a financial need for which withdrawal is permitted by Treasury Regulation section
         1.401(k)-1.

         5.05-4 Withdrawals shall be carried out under the following rules:

              (a)   The withdrawal date shall be fixed
         by the Committee after application by the participant under Committee procedures, which may vary among Plan Segments.

              (b)   If the withdrawal is requested
         because of financial hardship, the application shall include a signed statement of the facts causing financial hardship and any other facts required by the Committee. No hardship withdrawal shall be granted unless the participant has borrowed the maximum amount available under 5.06-4 and has withdrawn all amounts available under 5.05-1.

              (c)   The Committee may require a minimum
         advance notice, may limit the amount and frequency of withdrawals and may delay payment of an approved withdrawal to permit a special valuation, to permit liquidation of necessary assets or for other pertinent reasons.

              (d)   The Committee shall designate which
         investment fund or funds are to be charged with the withdrawal if more than one fund is involved.

              (e)   Accounts shall be adjusted as of the
         last regular or special valuation date on or before the withdrawal unless the Committee elects to have a special valuation, which will then control.

              (f)   Withdrawals from post-tax
         contributions shall be charged in the following order:

                  (1)  Against contributions made
              before 1987.

                  (2)  Against contributions made
              after 1986 and a proportionate
              share of related earnings.

                  (3)  Against earnings related
              to contributions made before 1987.

   5.06  LOANS TO PARTICIPANTS

         5.06-1 The Committee shall instruct the Trustee to lend money to a participant or beneficiary as follows:

              (a)   The Committee shall make loans to
         participants and beneficiaries who are parties in interest under 3(14) of ERISA on a reasonably equivalent basis as follows:

                  (1)  The borrower must
              establish an intention and a
              reasonably' certain capacity to
              repay the loan and interest when
              due, and may only have one loan at
              a time.

                  (2)  A beneficiary shall not be
              eligible for a loan unless all
              events needed to make the
              beneficiary's rights unconditional
              have occurred.

                  (3)  Loans may not be made from
              ESOP Program accounts.

                  (4)  Subject to (3) above, a
              loan shall be available for not
              less than $1,000 and not more than
              the limits specified in 5.06-4, but
              only to the extent necessary
              because of financial hardship under
              5.05-3 (without limiting the
              determination of financial hardship
              under 5.05-3(f) to reasons
              permitted by Treasury Regulation
              section 1.401(k)-1 for
              withdrawals).

                  (5)  Loans shall not be made
              available to highly compensated
              employees in an amount greater than
              the amount available to other
              employees expressed as a percentage
              of the account, subject to (4)
              above.

              (b)   The loan date shall be fixed by the
         Committee after application by the borrower under Committee procedures.

              (c)   Receipt of a loan shall constitute
         consent by the participant to withdrawals under 5.06-3 before normal retirement age.

              (d)   Reasonable fees may be charged to
         the borrower for making and administering the loan.

         5.06-2  Loans shall be secured as follows:

              (a)   A loan shall be secured by the
         participant's account balances, other than balances in ESOP Program accounts. The loan shall be held as part of the accounts that secure the loan, and any payments of principal and interest and any withdrawals on default shall be credited to or charged against such accounts.

              (b)   All loans shall be secured by an
         assignment of current pay of the borrower sufficient to service the loan. Termination of the employment producing the pay shall constitute a default.

              (c)   The Committee may require or accept
         other collateral in its discretion.

         5.06-3 If a loan is not repaid when due, the following shall apply:

              (a)   The Committee shall have the option
         to declare the entire principal and interest immediately due and payable.

              (b)   The Committee may instruct the
         Trustee to withdraw from the participant's vested accounts the amount of the loan and interest plus any applicable withholding, or foreclose on any other collateral, or both, as provided below.

              (c)   After age 59 1/2 or termination of
         service, all or part of a participant's entire vested plan interest may be withdrawn on default.

              (d)   During employment before age 59 1/2,
         only the following portions of a participant's vested plan interest may be withdrawn on default:

                  (1)  Post-tax contributions and
              related earnings.

                  (2)  Elective contributions,
              plus earnings credited through
              December 31, 1988 but not later
              earnings, to the extent the
              Committee finds a financial
              hardship under 5.05-3.

                  (3)  Amounts attributable to
              rollovers and unrestricted
              transfers.  A restricted transfer
              is one that is attributable to
              amounts that were subject to
              legally required withdrawal
              restrictions under the transferor
              plan and is not an elective
              transfer under 5.08-2(d).

              (e)   In all cases, withdrawals will be
         charged first to any post-tax contributions and related earnings. Otherwise, withdrawals will be charged as the Committee may decide against different accounts to which the participant's contributions have been allocated.

         5.06-4 Unless the Committee imposes lower limits on a nondiscriminatory basis, loans permitted by 5.06-1(a) may be made so long as the aggregate outstanding principal balance of all loans with respect to any participant does not exceed the lesser of the following at the time the loan is made:

              (a)   50 percent of the participant's
         vested Savings Plan accounts.

              (b)   $50,000, reduced by any principal
         payment made on plan loans in the 12 months preceding the date of the loan.

         5.06-5 The Committee shall fix the terms of payment and interest rate for loans under the following rules, treating all persons similarly situated alike:

              (a)   All loans shall be evidenced by
         negotiable promissory notes payable to the Trustee. The maker shall be personally liable on the note regardless of any security.

              (b)   The interest rate shall be a
         reasonable rate fixed by the Committee based on locally prevailing commercial lending rates at the time for comparable loans.

              (c)   Loans must be payable in not more
         than five years, unless used to acquire a principal residence of the participant.

              (d)   Loans must be amortized by
         substantially level principal and interest payments made no less often than quarterly over the loan term. Prepayments shall be allowed.

         5.06-6 Regardless of the payment terms, the following rules shall apply:

              (a)   A loan to an employee-participant
         shall be immediately due and payable on
         termination of employment with Employer unless the borrower continues to be a party in interest.

              (b)   The loan shall be in default and
         5.06-3 shall apply if the pay assignment lapses by termination of employment or is cancelled.

              (c)   If a participant or beneficiary
         applies for a distribution or withdrawal of assets that secures an outstanding loan, the distribution or withdrawal shall, to the extent necessary to maintain adequate security, be made by offsetting a corresponding amount of the loan and accrued interest.

         5.06-7 The Committee may suspend or resume making loans within one or more Plan Segments as follows:

              (a)   Suspension or resumption shall occur
         at such time or times as the Committee
         considers necessary or desirable for proper administration of the plan and orderly investment of trust assets.

              (b)   The Committee may consider, among
         other things, any of the following:

                  (1)  Cash flow.

                  (2)  Trust liquidity.

                  (3)  Minimum amounts needed to
              diversify investment funds.

                  (4)  Experience in
              administering and collecting loans.

                  (5)  Any risk of
              disqualification of the plan or
              loss of exemption of the trust.

                  (6)  Any other perceived
              jeopardy to any party under
              applicable laws and regulations.

         5.06-8 Loans shall be held as a plan investment as follows:

              (a)   All loans shall be held as separate
         investments for the accounts of the respective borrowers unless the Committee directs the Trustee to hold the loans as investments of one or more pooled investment funds under 10.02-1(a).

              (b)   The Committee shall decide between
         the alternatives in (a) and may change from one alternative to the other. Such a change shall apply to new loans at any date selected by the Committee and to existing loans as of the next valuation date.

   5.07  ROLLOVERS

         5.07-1 The Committee may approve rollover of funds from a tax qualified retirement plan or Individual Retirement Account
(IRA) if all of the following criteria are met:

              (a)   The individual rolling over the
         funds is a Qualified Employee of Employer at the time the rollover is made.

              (b)   The funds come from either of the
         following:

                  (1)  A qualifying rollover
              distribution from a qualified plan.

                  (2)  An IRA that holds only
              amounts rolled over from one or
              more total distributions or
              eligible rollover distributions
              from other qualified plans and
              related earnings.

              (c)   The funds are paid to this plan
         within 60 days after distribution from the other plan or IRA.

              (d)   The funds do not include any
         employee contributions.

              (e)   The Committee finds that the
         rollover will not impair the qualified status of this plan.

         5.07-2 A rollover shall be credited to the participant's rollover and transfer account.

   5.08  TRANSFERS BETWEEN PLANS

         5.08-1 The Committee may approve a transfer from this plan directly into another qualified plan if the following conditions are met:

              (a)   The account is vested and currently
         distributable under this plan.

              (b)   The individual involved requests
         that the account be distributed directly to the other plan in which the individual may participate.

              (c)   The plan administrator of the
         receiving plan has agreed to accept the funds and has affirmed that the receiving plan is authorized to accept the transfer.

         5.08-2 The Committee may direct the Trustee to accept funds transferred directly to this plan from another qualified plan if all of the following conditions are met:

              (a)   The individual involved has
         requested the transfer and is a Qualified
         Employee of Employer at the time the transfer is made.

              (b)   The Committee determines that the
         transfer will not impair the qualified status of this plan.

              (c)   Subject to (d) below, none of the
         amount transferred is subject to any
         distribution requirement that is inconsistent with the distribution options in this plan.

              (d)   A transfer that does not satisfy (c)
         above may be accepted if it is an elective transfer under Treasury Regulation section
         1.411(d)-4Q & A-3 and the requirements of the regulation are met.

         5.08-3 An amount received by direct transfer shall be fully vested and shall be accounted for as follows:

              (a)   Amounts derived from post-tax
         contributions shall be carried in the post-tax contribution account.

              (b)   Amounts derived from employer
         contributions and forfeitures shall be carried in the rollover and transfer account.

                           ARTICLE VI

                       RETIREMENT BENEFITS

   6.01  ENTITLEMENT; RETIREMENT DATES; PARTICIPATION AFTER
         MANDATORY BENEFIT STARTING DATE

         6.01-1 A participant shall be entitled to benefits on retirement or on reaching the mandatory benefit starting date under 6.05-2.

         6.01-2 Retirement shall occur on termination of employment after reaching one of the following dates:

              (a)   Normal retirement date shall be age
         65.

              (b)   Deferred retirement date shall be
         any day after normal retirement date.

         6.01-3 Commencing benefits under 6.05-2(a) while still employed shall not constitute retirement and shall not prevent continued participation in contributions or forfeiture allocations. Contributions and forfeitures allocated to the account of a participant after the distribution date under 6.04-2 shall be distributed in accordance with 6.04-2 and related provisions.

         6.01-4 If a person receiving benefits is rehired, the benefit shall not be paid until later termination of employment except as provided in 6.04-2.

   6.02  AMOUNT AND FORM OF BENEFIT

         6.02-1 On retirement the benefit shall be based on the participant's entire account, whether or not vested, adjusted to the last regular or special valuation on or before distribution. Valuations may be updated under uniformly applied Committee procedures to reflect interim investment gains or losses and for expenses.

         6.02-2 Benefits shall be paid in one or a combination of the following ways as selected under 6.03-5, subject to 6.04:

              (a)   By a lump sum payment.

              (b)   By payment in installments fixed by
         the recipient subject to 6.04 if all the conditions in 6.02-3 are met.

         6.02-3 Benefits shall be paid in installments under 6.02-2(b) only if all of the following conditions are met:

              (a)   The participant's account exceeds
         $3,500.

              (b)   The installment payment rate is at
         least $250 per month, adjusted for cost of living changes in the same proportions as the $30,000 limit on annual additions under 4.06-2(a).

              (c)   The installment period does not
         exceed 15 years from the date of commencement of benefits.

              (d)   The recipient selects the
         installment form of benefit.

         6.02-4 If payment is by installments, the following shall apply:

              (a)   The participant's Savings Plan
         Program shall be invested in accordance with 10.02-3(d).

              (b)   Installments shall normally be
         substantially equal over the period of payout.
         Variations may occur because of changes in the account balances caused by trust investment results. The installment amounts may also be changed by the recipient subject to 6.04 and administrative rules of the Committee.

              (c)   If the participant dies before
         payment of the entire account, the balance shall be paid as a death benefit under 7.01.

         6.02-5 Unless the participant consents to payment at a slower rate, the following shall apply:

              (a)   Benefits must begin no later than
         the end of the plan year commencing after date of retirement.

              (b)   A benefit under 6.02-2(b) will not
         be paid more slowly than substantially equal periodic payments at least annually, over a period not longer than five years.

         6.02-6 Distributions shall be in cash from investment funds that are not invested in stock of the Company or another Employer. Distributions from funds invested in stock of the Company or another Employer shall be in cash unless the participant elects to receive all such stock in kind under procedures established by the Committee.

         6.02-7 If a person receiving benefits is rehired, the following shall apply:

              (a)   Subject to 6.04 and (c) below, the
         participant may elect at any time to stop benefits or to reduce the size of installments.

              (b)   When the participant later
         terminates, the amount and form of benefit shall be redetermined.

   6.03  DISTRIBUTION SURVIVES DEATH

         If a participant dies before full payment of the accounts, the balance shall be paid as a death benefit under
Article VII.

   6.04  APPLICATION FOR BENEFITS; TIME OF DISTRIBUTION

         6.04-1 A participant or beneficiary eligible for benefits must apply in writing under 9.04 as follows:

              (a)   Application shall be made on a form
         prescribed by the Committee.

              (b)   Application shall be made between 30
         and 90 days before benefits are to start.

         6.04-2 The participant or beneficiary shall select the form of payment in the application. Absent a selection, benefits shall be paid in a single lump sum.

         6.04-3 Subject to 6.05, the participant or beneficiary shall select the time of payment in application and the following shall apply:

              (a)   Subject to (b), the Committee shall
         direct the Trustee to start benefits as soon as reasonably possible after retirement whether or not an application has been filed, if either of the following applies:

                  (1)  The distributable amount
              has never been over $3500.

                  (2)  The participant has
              reached the mandatory benefit
              starting date under 6.05-2.

              (b)   The Committee may delay the start of
         benefits for a reasonable period necessary to process payment but in no event beyond 60 days after the latest of the following:

                  (1)  The end of the plan year
              of retirement.

                  (2)  The date the amount is
              known.

                  (3)  The date an application is
              received.

              (c)   Unless (a) above applies, the
         Committee shall, between 30 and 90 days before benefits are to start, give the participant an explanation of the distribution options and the right to defer payment until the mandatory benefit starting date.

              (d)   Whether or not (a) applies, the
         Committee shall give the participant or other eligible recipient an explanation of the following between 30 and 90 days before benefits start:

                  (1)  The right to have a direct
              rollover under 6.04-6, if
              applicable.

                  (2)  The applicability of
              mandatory withholding if a direct
              rollover could be elected under
              6.04-6 and is not.

                  (3)  The applicable rules on
              rollover and taxation of the
              distribution as required by section
              402(f) of the Internal Revenue
              Code.

         6.04-4 If the date for payment has passed and the Committee has not located the participant or beneficiary, the following shall apply:

              (a)   The unclaimed benefit shall be
         forfeited at the end of the plan year in which the Committee determines that the person cannot be located using reasonable efforts. Amounts forfeited under this provision shall be accounted for as follows:

                  (1)  The amount forfeited shall
              be based on the balance of the
              account as of the forfeiture date.

                  (2)  Amounts forfeited shall be
              applied in accordance with 8.04-3.

              (b)  If the participant or beneficiary
         later establishes a valid claim for the
         forfeited amount, then such amount, unadjusted for any interim gains or losses in the trust, shall be restored to the participant's account and distributed in accordance with the regular rules of the plan. Amounts restored shall be derived first from forfeitures under
         8.04 for the plan year of restoration, and then from additional Employer contributions.

         6.04-5 If a matching, fixed or supplementary contribution account is fully distributed before the final allocation of contributions, a final payment shall be made to the participant promptly after allocation.

         6.04-6   An eligible recipient of an eligible rollover
distribution under 6.04-3(d) may elect before a benefit is paid to have the benefit distributed by a direct rollover into an eligible retirement plan and the following shall apply:

              (a)   The recipient shall furnish the
         Committee sufficient information to identify the eligible retirement plan and the fund holder to whom the direct rollover should be paid.

              (b)   "Eligible retirement plan" means an
         individual retirement account or annuity, an employer-sponsored qualified retirement trust, or an employer-sponsored qualified annuity plan.

              (c)   "Eligible rollover distribution"
         means any distribution from the plan other than the following:

                  (1)  One of a series of
              substantially equal periodic
              payments over life, life
              expectancy, or a period of 10 years
              or more.

                  (2)  A payment required by the
              minimum distributions rules under
              6.05.

                  (3)  Return of post-tax
              contributions.

                  (4)  Corrective distribution of
              excess annual additions as
              described in 4.09-10(a).

                  (5)  Corrective distribution of
              excess deferrals under 4.02-3 or of
              excess contributions under 4.05-2.

                  (6)  Deemed distributions of
              participant loans.

              (d)   "Eligible recipient" means the
         participant, the spouse of a deceased
         participant or a spouse or former spouse who is an alternate payee under a qualified domestic relations order.

   6.05  DISTRIBUTION RULES

         6.05-1 Benefits shall be paid in accordance with the following overriding rules as provided in Treasury Regulations
1.401(a)(9)-1 and -2.

         6.05-2 Payments to participant shall be subject to the following:

              (a)   Payment shall start by the April 1
         after the calendar year in which the
         participant reaches age 70 1/2 whether or not employment has terminated.

              (b)   Payment shall be made over a period
         no longer than the life expectancies of the participant and any designated beneficiary.
         Life expectancies shall not be recalculated after initial determination.

              (c)   If the designated beneficiary is not
         the spouse and is more than 10 years younger than the participant, the joint life expectancy shall be calculated based on the participant's age as though the age difference were 10 years.

   6.06  RESTRICTIONS ON TRANSFER OF DISTRIBUTED SHARES

         6.06-1 Shares distributed to participants under the plan shall be transferable only in conformance with applicable state and federal securities laws. Shares distributed may not otherwise be subject to any restrictions on resale.

         6.06-2 If leveraged Company stock is distributed, any restrictions on the transfer of the shares are subject to the following limitations:

              (a)   The participant is required to offer
         the stock for a period of not more than 14 days to the participant's employer or the plan or both before sale to a third party.

              (b)   The offering price must not be less
         favorable than the greater of the fair market value of the stock or a bona fide offer from a third party.

              (c)   The other terms of the offer must be
         at least as favorable as those of the third party.

              (d)   The offer may not be required if the
         stock is publicly traded, as that is defined by applicable regulations, on a national securities exchange or on a quotation service sponsored by a national securities association.

         6.06-3 Shares distributed may not otherwise be subject to any restrictions on transfer.

         6.06-4 The right described in 6.06-2 shall continue even if this plan ceases to be a qualified employee stock ownership plan.

   6.07  RIGHT TO SELL DISTRIBUTED SHARES

         6.07-1 This section shall not apply to Company stock that meets the following criteria as defined by applicable regulations:

              (a)   It is publicly traded on a national
         securities exchange; or

              (b)   It is publicly traded on a quotation
         service sponsored by a national securities association; and

              (c)   In either event, it is not subject
         to a trading limitation.

         6.07-2 If Company stock that is not leveraged Company stock but that is subject to this section is distributed from the trust, the holder may require the Company to buy the stock
(subject to 6.07-5) as follows:

              (a)   The stock must be held by a
         participant, former participant, beneficiary of a participant, or a person who received the stock by gift from or by reason of the death of a participant or beneficiary, or by the trustee of an individual retirement account of any of the above persons.

              (b)   The holder may elect to sell the
         stock 60 days after it is distributed.

              (c)   If the holder does not sell all the
         stock under (b), the Company must notify the holder of the value of the stock as of the end of the plan year of the Company in which the 60- day period ends. The holder may then elect to sell any remaining stock held within 60 days after receipt of the notice.

              (d)   If the Company is prohibited by
         federal or state law or regulation from
         purchasing its stock within the time limits applicable to this provision, PacifiCorp
         Holdings, Inc., a wholly owned subsidiary of the Company, shall buy the Company stock as may be necessary to satisfy the Company's purchase obligation.

              (e)   The periods referred to in (b) and
         (c) shall exclude any period during which the Company and PacifiCorp Holdings, Inc. are both not permitted by applicable federal or state law or regulation to make a purchase.

         6.07-3 If Company stock that is leveraged stock subject to this section is distributed from the trust, the holder may require the Company to buy the stock (subject to 6.08-5) as follows:

              (a)   The stock must be held by a
         participant, former participant, beneficiary of a participant, or a person who received the stock by gift from or by reason of the death of a participant or beneficiary.

              (b)   An election to sell must be made by
         the holder within 15 months after the stock is distributed excluding any period after distribution during which the Company and PacifiCorp Holdings, Inc. are not permitted by applicable federal or state law to make such a purchase.

              (c)   Where Company stock meets the
         criteria of 6.07-1 when distributed but ceases to meet the criteria within 15 months after distribution, the Company must notify the holder that for the remainder of the 15-month period Company stock is subject to the election described in 6.07-3(b). Notification must be made according to applicable regulations.

              (d)   PacifiCorp Holdings, Inc. shall
         satisfy the Company's obligation to purchase
         Company stock under the provision in
         circumstances described in 6.07-2(d).

         6.07-4 The price and terms of payment for a purchase under 6.07-2 and 6.07-3 shall be as follows:

              (a)   The purchase price shall be the fair
         market value as of the last valuation date or the date of exercise as required by applicable regulations. The fair market value shall be determined by a qualified, independent, reputable person or organization selected by the Trustee and approved by the Committee.

              (b)   The purchase price shall be paid in
         cash in a lump sum, in substantially equal installments over a period not in excess of the time permitted by (c) and by applicable regulations, or partly in cash and partly in installments. Installment payments may only be made on a repurchase of Company stock distributed by lump sum payment.

              (c)   Any amount paid in a lump sum shall
         be paid within 60 days after the election to sell.

              (d)   The following requirements shall
         apply to amounts paid by installments:

                  (1)  The amounts shall bear
              interest from the date of the
              election to sell at the prime
              commercial rate of the Trustee for
              short-term borrowings on that date.

                  (2)  The amounts shall be
              secured by Company stock or other
              assets with a value equal to at
              least 125 percent of the
              outstanding balance.

                  (3)  The initial installment
              shall be paid within 30 days after
              the election.

                  (4)  Installment payments must
              be at least as fast as
              substantially equal periodic
              payments, not less frequently than
              annually, over a period not longer
              than five years.

         6.07-5 The Committee may grant the Trustee an option to assume the rights and obligations of the Company under 6.07-2 through 6.07-4 if the Trustee has sufficient available assets to do so. The Committee may grant such option any time before the closing of the sale by delivering to the Company and the Trustee a notice authorizing the Trustee to make the purchase. The Committee shall determine the method of payment under 6.07-4.

         6.07-6 The right to sell under this section shall continue even if this plan ceases to be a qualified employee stock ownership plan.

                           ARTICLE VII

                 BENEFITS ON DEATH OR DISABILITY

   7.01  BENEFITS ON DEATH

         7.01-1 A deceased participant's vested account, adjusted to the last regular or special valuation date before payment or segregation and including any final allocation for the year of death, shall be paid as a death benefit to the beneficiary. Valuations may be updated under uniformly applied Committee procedures to reflect interim investment gains or losses and for expenses. Payment shall be made at a time and in a form selected by the recipient, subject to the restrictions set out below, which shall override any inconsistent distribution options. If death occurs before employment terminates, the participant's account shall be fully vested.

         7.01-2 If the participant was past the required beginning date under 6.05-2(a) before death, the account shall be distributed at least as rapidly as under the method of distribution in effect at death.

         7.01-3 If 7.01-2 does not apply and benefits on death are payable to a beneficiary other than the surviving spouse, the participant's entire account shall be distributed within five years after death. The beneficiary may elect a lump sum or installments to be paid during the five-year period, subject to the requirements of 6.02-3(a) and (b).

         7.01-4 If 7.01-2 does not apply and benefits on death are payable to the participant's surviving spouse, payment shall not provide for any of the following:

              (a)   Installments over a period longer
         than the lesser of the spouse's life expectancy or the period allowed under 6.02-3(c).

              (b)   Installment payments with respect to
         a benefit less than $3,500 or at a rate less than the rate specified in 6.02-3(b).

              (c)   Benefits to start after the later of
         the following dates:

                  (1)  The date the participant
              would have attained age 70 1/2.

                  (2)  Five years after death.

         7.01-5 The restrictions of 7.01-2 and 7.02-4 shall be complied with by distributions in accordance with Treasury
Regulations 1.401(a)(9)-1 and 1.401(a)(9)-2.

         7.01-6 Except as provided below or as otherwise elected by the participant, payment of a death benefit attributable to Company Stock acquired after December 31, 1986 under the ESOP Program must begin no later than the end of the plan year commencing after the date of death. Such payments must be made in substantially equal annual or more frequent installment payments over not more than five years, unless otherwise elected by the participant. Any Company Stock acquired with money borrowed by the Trustee need not be distributed until the end of the plan year in which the Trustee's borrowing is repaid.

         7.01-7 If distribution is deferred or payment is by installments, retained funds shall be invested under 10.02-3(d).

   7.02  DISABILITY

         7.02-1 A participant whose employment ceases because of disability shall be fully vested.

         7.02-2 A participant is disabled if the Committee determines that the participant meets the criteria for disability under both of the following:

              (a)   Long-term disability insurance
         maintained by Employer.

              (b)   Social Security disability benefits.

         7.02-3 The Committee shall determine the existence of disability and may have the participant examined by and rely on advice from a medical examiner satisfactory to the Committee in making the determination.

   7.03  DESIGNATION OF BENEFICIARY

         7.03-1 Each participant shall file a designation of beneficiaries for the Savings Plan Program and for the ESOP
Program as follows:

              (a)   A designation under a Prior Savings
         Plan shall continue in effect for the Savings
         Plan Program and a designation under a Prior
         ESOP shall continue in effect for the Prior
         ESOP Program and shall apply to the ESOP
         Program until changed by new designations.

              (b)   The designations shall name a
         specific beneficiary or beneficiaries, which may include a trust. The beneficiaries may be changed from time to time in accordance with these provisions.

              (c)   A designation by a married
         participant of a beneficiary other than the surviving spouse shall not be effective unless either of the following applies:

                  (1)  The spouse executes a
              consent in writing that
              acknowledges the effect of the
              designation and is witnessed by a
              notary public.

                  (2)  The consent cannot be
              obtained because the spouse cannot
              be located or because of other
              circumstances provided by
              applicable regulations.

              (d)   A determination in good faith by the
         Committee that (c) has been complied with shall be final and binding if the Committee has exercised proper fiduciary care in making the determination.

              (e)   The designated beneficiary or other
         recipient described below shall receive any residual benefit after death of a participant.

         7.03-2 If the participant's marital status changes after the participant has designated a beneficiary, the following shall apply subject to any qualified domestic relations order under 12.06-2.

              (a)   If the participant is married at
         death but was unmarried when the designation was made, the designation shall be void unless the spouse consents to it in the manner prescribed above.

              (b)   If the participant is unmarried at
         death but was married at or after the time that the designation was made, the benefit shall be paid as though the former spouse had predeceased the participant.

              (c)   If the participant was married when
         the designation was made and is married to a different spouse at death, the designation shall be void unless the new spouse consents to it in the manner prescribed above.

         7.03-3 If a beneficiary dies after the death of a participant but before full distribution to the beneficiary, any benefit to which the beneficiary was entitled shall be paid to the estate of the deceased beneficiary.

         7.03-4 The following shall apply to any part of a benefit as to which no valid designation of beneficiary is in effect at death:

              (a)   Subject to (b) and (c) below, the
         benefit shall be paid in the following order of priority:

                  (1)  To the participant's
              surviving spouse.

                  (2)  To the participant's
              surviving children in equal shares.

                  (3)  To the participant's
              estate.

              (b)   If a beneficiary designated under
         7.03-1 or 7.03-4 disclaims a benefit, the benefit shall be paid as though that beneficiary had predeceased the participant.

              (c)   If a surviving spouse entitled to a
         benefit consents after the participant's death to the participant's designation of another beneficiary, the other beneficiary shall be a validly designated beneficiary as to such benefit.

                          ARTICLE VIII

            BENEFITS AFTER TERMINATION OF EMPLOYMENT

   8.01  VESTING

         8.01-1 A participant's matching contribution account shall be vested as follows based on Years of Service under 3.01:

                                             PERCENT
                    YEARS OF SERVICE         VESTED

                      Less than 1                0
                           1                    20%
                           2                    40%
                           3                    60%
                           4                    80%
                       5 or more               100%

         8.01-2 All other accounts of a participant shall be fully vested at all times.

         8.01-3 A participant who, while employed by Employer, dies, becomes disabled under 7.02 or becomes eligible for retirement shall be fully vested.

   8.02  DISTRIBUTABLE AMOUNT

         8.02-1 Subject to 8.05, a participant whose employment terminates for any reason other than retirement, disability under
7.02 or death shall receive only the vested interest under 8.01.

         8.02-2 The amount to be forfeited shall be determined under 8.04-3(a). The amount of the vested benefit shall be based on the last regular or special valuation on or before payment or segregation under 8.03.

   8.03  PAYMENT OF BENEFITS

         8.03-1 Subject to 6.05-2, the participant shall specify the time of payment in the application under 6.04 and the following shall apply:

              (a)   Except as otherwise required below
         or as otherwise elected by the participant, payment of a benefit attributable to Company
         Stock acquired after December 31, 1986 under the Prior ESOP Program or the New ESOP Program, or the Pacific Telecom stock acquired after December 31,1986 under the Prior ESOP Program, must be paid at least as fast as substantially equal annual or more frequent installment payments over not more than five years, and must be made by the later of the following dates:

                  (1)  The last day of the fifth
              plan year commencing after
              employment terminated.

                  (2)  As to any Company Stock
              acquired with money borrowed by the
              Trustee, the last day of the plan
              year in which the Trustee's
              borrowing is repaid.

              (b)   Subject to (c) below, the Committee
         shall pay benefits as soon as reasonably possible, whether or not an application has been filed, if either of the following applies:

                  (1)  The distributable amount
              has never been over $3,500.

                  (2)  The participant has
              reached normal retirement age.

              (c)   The Committee may delay payment for
         a reasonable period necessary to process payment but in no event beyond 60 days after the latest of the following:

                  (1)  The end of the plan year
              of retirement date.

                  (2)  The date the amount is
              known.

                  (3)  The date an application is
              received.

              (d)   Unless (b) above applies, the
         Committee shall provide the participant, between 30 and 90 days before benefits are to start, with an explanation of the distribution options and the right to defer payment until normal retirement date.

         8.03-2  Benefits paid before the participant reaches age
55 shall be by lump sum. Benefits at or after age 55 shall be paid in the form determined by the participant under 6.02.
Application shall be made under 6.04 and 6.04-3(d) and 6.04-6 shall apply.

         8.03-3 If distribution is deferred, the former participant may withdraw the entire post-tax contribution account excluding any accumulated earnings or appreciation. Retained funds shall be invested under 10.02-3(d).

         8.03-4 If the date for payment has passed and the Committee has not located the participant or beneficiary, 6.04-4 shall apply.

         8.03-5 If an account is segregated under 10.02-3(d) and the participant resumes work before full distribution of the benefit, the Committee may return the account to the fund as of any valuation date.

   8.04  FORFEITURE OF UNVESTED AMOUNTS

         8.04-1 The portion of a participant's matching contribution account that is not vested shall be forfeited at the earlier of:

              (a)   The date on which the participant
         has no vested interest or the vested interest has been distributed.

              (b)   The end of the fifth Break in
         Service Year.

         8.04-2  With respect to forfeitures under the ESOP
Program, leveraged Company stock in a participant's matching contribution account shall be forfeited only after all other assets in the participant's matching contribution account have been forfeited.

         8.04-3  Forfeitures shall be accounted for as follows:

              (a)   The amount forfeited shall be based
         on the balance in the account as of the end of the plan year in which forfeiture occurs, adjusted to reflect distributions during the year.

              (b)   Forfeitures shall first be applied
         to restore prior forfeitures under 8.05-2.
         Forfeitures under the ESOP Program or the Savings Plan Program, respectively, shall only be used to restore forfeitures in accounts under the Program from which the forfeitures arose.

              (c)   Any forfeitures remaining after
         application under (b) shall be utilized as follows:

                  (1)  Unless otherwise provided
              in a Segment Leader's adoption
              statement, forfeitures under
              matching contribution accounts
              under the ESOP Program shall be
              applied first to offset plan
              expenses including matching
              contributions, and any remaining
              forfeitures shall be reallocated to
              participants' accounts as
              additional fixed contributions.
              Forfeitures shall not be applied to
              repay ESOP Loans.

                  (2)  Forfeitures under the
              Savings Plan Program shall be
              applied to offset Savings Plan
              Program contributions of the
              Employer by which the participant
              was last employed.

         8.04-4 A zero vested balance of a participant shall be treated as though it is distributed immediately when employment terminates.

   8.05  RESTORATION OF FORFEITED AMOUNTS

         8.05-1 If a participant is rehired before a five-year Break in Service, but after a forfeiture from a matching contribution account because of a distribution under 8.04-1(a), then the forfeited amount, unadjusted for any interim gains or losses, shall be subject to restoration under 8.05-2, and 8.05-4 shall apply. If the rehire occurs after a five-year Break in Service, then no restoration shall occur.

         8.05-2 An amount subject to restoration under 8.05-1 shall be credited to the participant's matching contribution account as of the first plan-year-end after rehire and satisfaction of the requirement of 8.05-3. Amounts restored shall be derived first from forfeitures for the plan year of restoration, and then from additional Employer contributions.

         8.05-3 In order to receive a restoration under 8.05-1 and 8.05-2, a participant must apply for restoration within the time allowed for repayment under 8.05-4.

         8.05-4 A rehired participant under 8.05-1 may repay the full amount previously distributed from a partially vested account as follows:

              (a)   Partial repayments shall not be
         allowed.

              (b)   Repayment may only be made while the
         participant remains employed, and may not be made later than five years after rehire.

              (c)   Repaid amounts shall be fully vested
         and shall be accounted for in such manner as the Committee may decide.

   8.06  VESTING AFTER REHIRE OR WITHDRAWAL

         8.06-1 A participant who is fully vested on termination of employment shall remain fully vested on rehire.

         8.06-2 The following rules shall apply in determining the future vested balance of the matching contribution account after rehire of a participant who is not fully vested:

              (a)   If the rehire occurs before a
         distribution is made from the account or if the participant repays a distribution under 8.04-3 after rehire, the participant's future vested balance shall be determined by applying the vesting schedule to the entire account.

              (b)   If the rehire occurs after
         distribution is made from the account and before the participant has a five-year Break in Service and no repayment is made under 8.05-4 terminates employment before full vesting, the participant's vested balance shall be determined by taking the following steps:

                  (1)  Multiplying the
              participant's vesting percentage
              times the sum of the current
              account balance and the amount
              previously distributed.

                  (2)  Subtracting the amount
              previously distributed.

              (c)   If the rehire occurs after the
         participant has a five-year Break in Service, the following shall apply:

                  (1)  Any unforfeited and
              undistributed residue of the
              participant's partially vested
              account shall remain fully vested
              and be carried as a separate
              account until the participant's
              future contributions are fully
              vested.

                  (2)  The forfeited balance
              shall not be restored.

         8.06-3 If a participant who has withdrawn matching contributions has a termination of employment before full vesting, 8.06-2(b) shall apply as though the withdrawal had been a distribution.

                           ARTICLE IX

                       PLAN ADMINISTRATION

   9.01  ADMINISTRATIVE COMMITTEE

         9.01-1 The plan shall be administered by an Administrative Committee of four or more persons appointed by the Company. The Committee shall have a chair chosen from among its members and a secretary who need not be a member. Minutes shall be kept of all proceedings of the Committee. The Committee may act at a meeting by a majority vote of a quorum present or without a meeting by action recorded in a memorandum signed by a majority of all members. A majority of members shall constitute a quorum.

         9.01-2 Any member of the Committee may resign on 15 days' notice to the Company. The Company may remove any Committee member without having to show cause. All vacancies on the Committee shall be filled as soon as reasonably practicable. Until a new appointment is made, the remaining members of the Committee shall have authority to act although less than a quorum.

         9.01-3 The Trustee shall be given the names and specimen signatures of the Committee members, the chair and the secretary. The Trustee shall accept and rely on the names and signatures until notified of a change.

         9.01-4 Documents may be signed for the Committee by the chair, the secretary or other person designated by the Committee.

   9.02  COMMITTEE POWERS AND DUTIES

         9.02-1 The Committee shall interpret the plan and trust, shall decide any questions about the rights of participants and their beneficiaries and in general shall administer the plan. Any decision by the Committee shall be final and bind all parties. The Committee shall have absolute discretion to carry out its responsibilities.

         9.02-2 The Committee shall be the plan administrator under federal laws and regulations applicable to plan administration and shall comply with such laws and regulations.
The Chair of the Committee shall be the agent for service of process on the plan at the Company's address.

         9.02-3 The Committee shall keep records of all relevant data about the rights of all persons under the plan. The
Committee shall determine the time, manner, amount and recipient of payment of benefits and the Service of any employee and instruct the Trustee on distributions. Any person having an interest under the plan may consult the Committee at any reasonable time.

         9.02-4 The Committee may delegate all or part of its administrative duties to one or more agents and may retain advisors to assist it. The Committee may consult with and rely upon the advice of counsel who may be counsel for an Employer. The Committee shall appoint any independent public accountant for the plan.

         9.02-5 Each employer shall furnish the Committee any information reasonably requested by it for plan administration.

   9.03  COMPANY AND EMPLOYER FUNCTIONS

         9.03-1 Except as provided in 9.03-2, all Company or Employer functions or responsibilities shall be exercised by the following persons, who may delegate all or any part of these functions:

              (a)   For the Company, by the President.

              (b)   For any other Employer, by the chief
         executive officer of the corporation.

         9.03-2 The power to amend or terminate the plan may be exercised only by the Board of Directors of the Company, except as provided in 9.03-3. The power to fix contributions shall be exercised by the Board of Directors of the Company or the Segment Leader, as provided elsewhere in the plan.

         9.03-3 The President of the Company may amend the plan to make technical, administrative or editorial changes on advice of counsel to comply with applicable law or to simplify or clarify the plan.

         9.03-4 The Board of Directors of the Company or an Employer shall have no administrative or investment authority or function. Membership on the Board shall not, by itself, cause a person to be considered a plan fiduciary.

   9.04  CLAIMS PROCEDURE

         9.04-1 Any person claiming a benefit, requesting an interpretation or ruling under the plan or requesting information under the plan shall present the request in writing to the Committee Chair, who shall respond in writing as soon as practicable.

         9.04-2 If the claim or request is denied, the written notice of denial shall state the following:

              (a)   The reasons for denial, with
         specific reference to the plan provisions on which the denial is based.

              (b)   A description of any additional
         material or information required for review of the claim and an explanation of why it is necessary.

              (c)   An explanation of the plan's claim
         review procedure.

         9.04-3 Any person whose claim or request is denied or who has not received a response within 30 days may request review by notice in writing to the Committee Chair. The original decision shall be reviewed by the Committee,who may, but shall not be required to, grant the claimant a hearing. On review, whether or not there is a hearing, the claimant may have representation, examine pertinent documents and submit issues and comments in writing.

         9.04-4 The decision on review shall normally be made within 60 days. If an extension is required for a hearing or other special circumstances, the claimant shall be so notified and the time limit shall be 120 days. The decision shall be in writing and shall state the reasons and the relevant plan provisions. All decisions on review shall be final and bind all parties concerned.

   9.05  EXPENSES

         9.05-1 Members of the Committee shall not be compensated for services. The Committee shall be reimbursed for all expenses.

         9.05-2 The Company may elect to pay administrative fees or expenses and may allocate the cost among the Employers.
Otherwise the expenses and fees shall be paid from plan assets.
Expenses related to an investment fund under 10.02-1 or 10.02-3 may be charged directly to that fund.

   9.06  INDEMNITY AND BONDING

         9.06-1 The Company shall indemnity and defend any plan fiduciary who is an officer, director or employee of Employer from any claim or liability that arises from any action or inaction in connection with the plan subject to the following rules:

              (a)   Coverage shall be limited to actions
         taken in good faith that the fiduciary
         reasonably believed were not opposed to the best interest of the plan.

              (b)   Negligence by the fiduciary shall be
         covered to the fullest extent permitted by law.

              (c)   Coverage shall be reduced to the
         extent of any insurance coverage.

         9.06-2 The plan fiduciaries shall be bonded to the extent required by applicable law for the protection of plan assets.

                            ARTICLE X

                    INVESTMENT OF TRUST FUNDS

  10.01  ESTABLISHMENT OF TRUST

         Benefits under this plan shall be funded through the PacifiCorp K Plus Employee Savings and Stock Ownership Trust as established by agreement between the Company and a trustee. The trustee shall receive the contributions paid in by Employers, hold and invest them and pay benefits.

  10.02  Investment Funds

         10.02-1 Plan assets shall be held in investment funds, as follows:

              (a)   Savings Plan Program Funds for
         assets attributable to Prior Savings Plan and New Savings Plan accounts. Such assets shall be pooled for investment in one or more investment funds established by the Committee, which may include funds invested primarily or entirely in stock of the Company or an affiliate.

              (b)   ESOP Program Funds for Employer
         securities transferred from the Prior ESOPs and any dividends received on them, as follows:

                  (1)  Amounts transferred to the
              ESOP Program from the PacifiCorp
              Employee Stock Ownership Plan and
              Trust, the PacifiCorp Bargaining
              Employees Stock Ownership Plan and
              Trust, the Utah Power Savings Plan
              and the North-West ESOP shall be
              invested primarily in Company
              stock.

                  (2)  Amounts transferred from
              the Pacific Telecom Employee Stock
              Ownership Plan and Trust shall be
              invested primarily in Pacific
              Telecom stock.

              (c)   ESOP Program Funds for assets
         attributable to ESOP Program accounts
         established in connection with ESOP loans after 1987. Such Funds shall be invested primarily in Company stock and shall include any separate suspense account funds that hold the proceeds of one or more ESOP Loans, leveraged Company stock purchased with such proceeds and any dividends and other earnings attributable to the ESOP Loan proceeds and leveraged Company stock in the account.

              (d)   Diversified investment funds may be
         created for ESOP Program Funds as specified by the Committee under 10.02-4.

         10.02-2 The Committee may create new funds, combine two or more funds or change the objectives of an existing fund. The trustee holding the assets involved and any affected investment manager shall be informed of such action. The Committee shall inform all participants of the fund and the objectives of each.

         10.02-3 Allocation of the account for each participant among the investment funds under 10.02-1(c) shall be controlled as follows:

              (a)   The participant shall allocate
         contributions (including transfers under 5.08-1 and rollovers) among the funds and may elect to transfer assets between funds. An allocation once made shall apply to all future contributions unless changed by the participant. If no allocation has been made, the

         Committee shall determine the fund or funds into which the contributions shall be deposited.

              (b)   All allocations and elections shall
         be by written notice to the Committee.  The
         Committee shall adopt rules for allocations and transfers, which may restrict amounts, frequency and timing.

              (c)   Transfers shall be made over a
         reasonable period to allow orderly liquidation and reinvestment of the funds.

              (d)   After retirement or other
         termination of employment, all accounts of a participant shall be placed in the lowest-risk investment fund.

         10.02-4 Beginning as of January 1, 1991, participants may elect to have their accounts under the ESOP Program invested in funds other than those specified in 10.02-1(b) or (c) as follows:

              (a)   A diversification election shall be
         allowed with respect to each of the six plan years starting with the year during which the participant first qualifies under (b). The earliest plan year in which any participant may make an election under this provision shall be as follows:

                  (1)  The 1991 plan year, for
              participants having shares of
              Company stock transferred to the
              ESOP Program from the North-West
              ESOP.

                  (2)  The 1992 plan year, for
              participants having shares of
              Company stock transferred to the
              ESOP Program from the Utah Power
              Savings Plan.

                  (3)  The 1993 plan year, for
              participants not included in (1) or
              (2) above.

              (b)   The diversification election shall
         only be available to participants who are at least age 55 with 10 or more years of participation in the ESOP Program (including any participation in a plan from which the participants' accounts have been merged or transferred into the ESOP Program), and only if the current fair market value of the securities affected is over $500.

              (c)   With respect to the first five years
         under (a), a participant may elect in
         accordance with 10.02-3 to have up to 25 percent of the total of the shares of Company stock (or Pacific Telecom stock, as applicable) attributable to contributions under the ESOP
         Program (including any such shares merged with or transferred to the ESOP Program from a Prior
         ESOP Program or from the Utah Power Savings
         Plan or the North-West ESOP), invested in alternative investment funds under (e) below rather than the applicable investments under 10.02-1(a) or (c). With respect to the sixth year under (a), the applicable percentage shall be 50 percent. A participant's shares attributable to contributions under the ESOP
         Program shall be determined on a
         diversification date with reference to the number of shares acquired by or contributed to the plan and allocated to the participant's account, excluding such shares acquired by or contributed to the plan prior to January 1, 1987 as tax credit contributions and allocated to, and held in, the participant's account for a period of less than 84 months pursuant to Internal Revenue Code section 409(d), minus the number of shares previously diversified by the participant. If a person has met the requirements in (b) before the year of first eligibility under (a)(2), the six-year period under this provision shall be measured from the start of the 1991 plan year.

              (d)   Elections under (c) must be made
         within the first 90 days after the end of the applicable plan year, and shall be carried out within 180 days after the end of the applicable plan year. Diversification elections, once made, become irrevocable following 90 days after the applicable plan year.

              (e)   Investment alternatives under (c)
         shall be specified by the Committee, and must include at least three options not inconsistent with any applicable regulations under Internal
         Revenue Code section 401(a)(28).  Such
         investment alternatives may include appropriate investment funds under 10.02-1(b).

              (f)   In lieu of diversification into
         investment funds under (e), the Committee may direct the Trustee to transfer amounts to be diversified into the Savings Plan Program for investment in funds such as those described in
         (e).

         10.02-5 Participants and beneficiaries shall be permitted in accordance with applicable federal regulations to direct the manner of exercise of voting rights on shares of Company stock or stock of an affiliate, including fractional shares, allocated to an of their accounts, as follows:

              (a)  The issuer of the stock shall
         provide the trustee and plan participants with all notices and information provided to its shareholders in connection with the exercise of their voting rights.

              (b)  The issuer of the stock shall
         solicit proxies from participants to vote the shares allocated to participants' accounts in the same manner as proxies are solicited generally from its shareholders.

              (c)   The Trustee shall not exercise
         voting rights on shares of Company Stock allocated to a participant's account unless directed to do so by the participant.

              (d)   Except as required for trust
         administration or by law, individual
         participant voting instructions shall be held by the Trustee in confidence.

         10.02-6 Except as otherwise provided below or required by law, the Trustee shall exercise voting rights on unallocated Company stock held in a suspense account under 10.03-2 in proportion to the directions received from participants for voting Company stock allocated to their accounts from the suspense account under the ESOP Program. During the time while no shares have been allocated to participants under a leveraged ESOP suspense account, stock in the account shall be voted in proportion to directions received from participants for voting Company Stock allocated to participants' accounts under the ESOP Program and the Savings Plan Program.

         10.02-7 If the Trustee receives a tender offer for shares of Company stock or stock of an affiliate, the following shall apply unless otherwise required by law:

              (a)   Tender offer means an offer to
         acquire stock on terms filed with the
         Securities and Exchange Commission pursuant to applicable requirements of the Securities
         Exchange Act of 1934, as amended.

              (b)   When a tender offer is received, the
         Trustee shall inform all participants and beneficiaries of deceased participants whose accounts are affected by the tender offer. The notice shall include both of the following features:

                  (1)  Appropriate information
              about the tender offer.

                  (2)  Provisions for the
              participant or beneficiary to
              instruct the Trustee in writing
              whether or not to tender the shares
              affected, including a reasonable
              time for returning the instructions
              to the Trustee.

              (c)   The Trustee shall follow the
         instructions received under (b). A failure to provide a timely instruction under (b) shall be treated as an instruction not to tender the shares.

              (d)   The Trustee shall hold the
         individual tender offer instructions in
         confidence as described in 10.02-5(d).

              (e)   The Trustee shall tender unallocated
         Company stock held in a suspense account under 10.03-2 in proportion to the instructions under
         (c) on allocated shares under the ESOP Program, except to the extent not permitted by any pledge agreement or other such arrangement under which the stock is held as security for an ESOP Loan. During the time while no shares have been allocated to participants under a Leveraged ESOP suspense account, stock in the account shall be tendered in proportion to directions received from participants for tender of Company stock allocated to participants' accounts under the ESOP Program and the Savings Plan Program.

         10.02-8 If the manner of exercising voting rights under 10.02-5 or 10.02-6 or responding to a tender offer under 10.02-7 is not permitted by law, then the Trustee shall determine how to exercise the voting rights or how to respond to the tender offer, as applicable. In making such determinations, the Trustee may employ such experts and advisors as it deems helpful or necessary. All reasonable expenses incurred by the Trustee in making such determinations shall be paid from the trust unless paid by the Company.

  10.03  ESOP LOANS

         10.03-1  If authorized in writing by the Committee,the
Trustee may borrow money for trust purposes on the security of certain assets held in a separate trust under the ESOP Program, subject to the following:

              (a)   Money may be borrowed under ESOP
         Loans to purchase Company stock and to repay money borrowed to purchase such stock only on terms permitted under and subject to the conditions of applicable law and regulations.

              (b)   The interest rate may not exceed a
         reasonable rate at the time the loan is made.

              (c)   In the event of default on the ESOP
         Loan, the value of trust assets transferred in satisfaction for the loan shall not exceed the amount of default. If the lender is a disqualified person, the loan must provide that assets transferred on default of the loan will not exceed the amount by which the plan has failed to meet the payment schedule of the loan.

              (d)   The loan must be without recourse
         against the plan. The only trust assets that may be used as security for a loan to buy leveraged Company stock are Leveraged Company stock purchased with the loan proceeds, and Leveraged Company stock purchased with the proceeds of a prior ESOP Loan repaid by the current ESOP Loan proceeds.

              (e)   The lender may not have a right to
         any assets held under the ESOP Program other than the following:

                  (1)  Collateral given for the
              loan under (d),

                  (2)  Employer contributions
              (other than any contributions of
              Company stock) made to repay the
              ESOP Loan, and

                  (3)  Earnings on the collateral
              and the employer contributions
              described in this clause (e).

              (f)   Employer matching, fixed and
         supplemental contributions and income from such contributions and Company stock acquired with borrowed money may be used to repay the ESOP loan, as directed by the Company.

              (g)   The ESOP loan must be primarily for
         the benefit of participants and beneficiaries.

              (h)   Payments during a plan year with
         respect to a loan under this provision may not exceed amounts under (f) received during the year plus such amounts received during a prior year of the loan, less amounts paid on the loan in a prior year. Contributions and earnings under (f) shall be accounted for separately until the loan is repaid.

         10.03-2 All assets acquired with the proceeds of a loan under 10.03-1 shall be held in a suspense account under 5.01-3 and allocated under 5.03.

                           ARTICLE XI

                 AMENDMENT; TERMINATION; MERGER

  11.01  AMENDMENT

         11.01-1 The Company may amend this plan under 9.03 at any time, subject to the following:

              (a)   No amendment shall revest any of the
         plan assets in any Employer or otherwise modify the plan or trust so that it would not be for the exclusive benefit of eligible employees.

              (b)   No amendment shall reduce the
         accrued benefit of a participant, or a
         participant's vested percentage in that accrued benefit, as of the date the amendment is adopted or is effective, whichever is later.

              (c)   No amendment shall increase the
         Years of Service required for vesting without allowing each participant with at least three
         Years of Service on the date the amendment is adopted a 60-day period to elect in writing to the Committee to have the prior vesting schedule continue to apply to future benefits under the plan. The 60-day election period shall begin on the latest of the following:

                  (1)  The date the amendment is
              adopted.

                  (2)  The date the amendment is
              effective.

                  (3)  The date the participant
              is provided written notice of the
              amendment.

         11.01-2 Amendments may be made effective retroactively to the extent permitted by applicable law and regulations.

  11.02  TERMINATION

         11.02-1 The Company may terminate this plan or direct the discontinuance of contributions at any time. In the event of any total or partial termination or discontinuance, the accounts of all affected participants shall fully vest and be nonforfeitable. The Company may request a ruling from the Internal Revenue Service on the effect of termination on the qualification of the plan.

         11.02-2 Subject to 11.02-3, upon termination or discontinuance, the Company may continue the trust to pay benefits as they mature or liquidate and distribute the relevant portion of the trust fund as follows:

              (a)   If the Employer does not maintain a
         successor defined contribution plan, the assets may be distributed to employees or transferred to a qualified plan that is not a successor plan.

              (b)   If the Employer maintains a
         successor defined contribution plan, the assets may be transferred to the successor plan. The assets may not be distributed to employees before termination of employment except as allowed under 5.05 for in-service withdrawals.

              (c)   The net assets transferred or
         distributed shall be allocated by the Committee among participants and beneficiaries in proportion to their interests.

         11.02-3 No Company stock shall be distributed from a tax credit contribution account under 5.01-1 to any participant who has not terminated employment before the end of the 84th month after the month in which the stock was allocated to the participant's account.

  11.03  TREATMENT OF EMPLOYERS

         11.03-1 All employees of all Employers, including the Company, shall be treated as though employed by one Employer for purposes of determining total or partial termination. For this purpose this plan shall be treated as one plan and not as a collection of separate plans of the Employers. If some or all of the employees of an Employer terminate employment, this shall be viewed in the context of the whole plan to determine whether there has been a partial termination or curtailment and whether accelerated vesting is required.

         11.03-2 An Employer may be excluded from the plan with respect to its employees at any time by the Company. Such exclusion shall not constitute a termination or partial termination of the plan. Employees of the excluded affiliate shall be treated as having terminated employment if the affiliate ceases to maintain its affiliated status. Unless the Committee determines or the Internal Revenue Service rules that the exclusion constitutes a partial termination of the plan, the rights of employees of the excluded affiliate shall not become fully vested and nonforfeitable as a result of the exclusion. If the excluded affiliate retains its affiliated status with the Company, its employees shall continue to accrue Service for the purposes of vesting, but shall not be eligible to participate in contributions and forfeitures with respect to pay after the effective date of the exclusion.

  11.04  MERGER

         If this plan is merged or consolidated with or the assets or liabilities are transferred to any other plan or trust, the benefit that each participant would receive if the plan terminated just afterwards shall be at least as much as if it terminated just before.

                           ARTICLE XII

                    MISCELLANEOUS PROVISIONS

  12.01  INFORMATION FURNISHED

         The Committee may require satisfactory proof of age, marital status or other data from a participant, spouse or beneficiary. The Committee may adjust any retirement benefit if an error in relevant data is discovered.

  12.02  APPLICABLE LAW

         This plan shall be construed according to the laws of Oregon except as preempted by federal law.

  12.03  PLAN BINDING ON ALL PARTIES

         This plan shall be binding upon the heirs, personal representatives, successors and assigns of all present and future parties.

  12.04  NOT CONTRACT OF EMPLOYMENT

         The plan shall not be a contract of employment between an Employer and any employee, and no employee may object to amendment or termination of the plan. The plan shall not prevent any Employer from discharging any employee at any time.

  12.05  NOTICES

         Except as otherwise required or permitted under this plan or applicable law, any notice or direction under this plan shall be in writing and shall be effective when actually delivered or deposited postpaid as first-class mail. Mail shall be directed to the address stated in this plan or in a statement of adoption or to such other address as a party may specify by notice to the other parties. Notice to the Committee shall be sent to the Company's address.

  12.06  BENEFITS NOT ASSIGNABLE; QUALIFIED DOMESTIC RELATIONS
         ORDERS

         12.06-1 This plan is for the personal protection of the participants. No vested or unvested interest of any participant or beneficiary may be assigned, seized by legal process, transferred or subjected to the claims of creditors in any way, except as provided in 12.06-2.

         12.06-2 Benefits shall be paid in accordance with a qualified domestic relations order (QDRO) under section 414(p) of the Internal Revenue Code pursuant to procedures established by the Committee. If the alternate payee's benefit is fully vested and is not required as security for a plan loan, it shall be distributed to the alternate payee as soon as practicable regardless of whether the participant has terminated employment or whether the alternate payee consents to the distribution, unless the QDRO precludes current distribution.

  12.07  NONDISCRIMINATION

         The Company, each Employer and the Committee shall to the fullest extent possible treat all persons who may be similarly situated alike under this plan.

  12.08  NONREVERSION OF ASSETS

         12.08-1 Subject to the following paragraphs, no part of the contributions or the principal or income of this trust shall be paid to or revested in an Employer or be used other than for the exclusive benefit of the participants and their beneficiaries.

         12.08-2 On termination of the plan amounts shall be returned to Employer that remain in a suspense account as follows:

              (a)   Amounts in a forfeiture suspense
         account under 8.05 that cannot be allocated because of limitations on annual additions under 4.09.

              (b)   Amounts in an ESOP Loan suspense
         account that cannot be allocated to
         participants because of limitations on annual additions under 4.09.

         12.08-3 A contribution may be returned to an Employer to the extent that either of the following applies:

              (a)   The contribution was made by mistake
         of fact.

              (b)   A deduction for the contribution
         under 4.08 is disallowed.

         12.08-4 Return of contributions under 12.08-3 shall be subject to the following:

              (a)   Any return must occur within one
         year of the mistaken payment or disallowance of the deduction.

              (b)   The returnable amount shall be
         reduced by a pro rata share of any investment losses attributable to the contribution and by any amounts that cannot be charged under (c) below.

              (c)   The amounts returned shall be
         charged to participants' accounts in the same proportion as the accounts were credited with the contribution. No participant's account shall be charged more than it was previously credited.

              (d)   If a participant's pre-tax
         contribution is returned, Employer shall promptly pay the amount to the participant as additional compensation.

              (e)   No contributions shall be returned
         that are necessary to pay principal or interest on money borrowed to buy Company stock.

              (f)   If any part of a tax credit for
         Employer contributions is recaptured or
         redetermined, any amounts transferred to the plan in satisfaction of the conditions of the Internal Revenue Code for allowance of the credit shall remain in the plan and shall remain allocated to participants.

                          ARTICLE XIII

                  SPECIAL TOP-HEAVY PLAN RULES

  13.01  APPLICATION OF RULES

         If the plan becomes top-heavy, the rules in this Article shall apply and shall control over any other provisions with which they conflict.

  13.02  DETERMINATION OF TOP-HEAVY STATUS

         13.02-1 The plan shall be top-heavy for a plan year if, as of the determination date, the plan's top-heavy percentage for the year exceeds 60 percent. The top-heavy percentage is the present value of accrued benefits of all key employees as a percentage of the present value of accrued benefits of all key and non-key employees other than the following:

              (a)   Former key employees.

              (b)   Former employees who have performed
         no services for an Employer during the five-year period ending on the determination date.

         13.02-2 The determination date shall be the last day of the preceding plan year.

         13.02-3 The following plans of Employers and affiliates shall be considered as one plan for determining top-heaviness:

              (a)   Any plan in which a key employee
         participates.

              (b)   Any plan that must be considered in
         order for a plan in (a) to meet the minimum coverage requirements for qualification under
         Internal Revenue Code sections 401(a)(4) and
         410.

         13.02-4 "Key employee" and "non-key employee" are defined in section 416(i) of the Internal Revenue Code.

         13.02-5 For purposes of 13.02-1, the present value of a participant's accrued benefit shall be the account balance as of the determination date, subject to all of the following:

              (a)   Any later Employer contributions
         allocated as of that date shall be excluded.

              (b)   Nondeductible employee contributions
         shall be included but amounts attributable to deductible employee contributions shall be excluded.

              (c)   Rollovers and transfers shall be
         included or excluded as provided in 13.02-6 and 13.02-7.

         13.02-6 Except as provided below, distributions and transfers made within the plan year ending on the determination date or the four preceding plan years shall be added back to the present value of accrued benefits as of the determination date unless already counted. A transfer out of this plan or distribution that is rolled over shall not be added back if either of the following applies:

              (a)   It goes to a plan maintained by
         Employer or an affiliate.

              (b)   It is not initiated by the employee.

         13.02-7 A rollover or transfer accepted into this plan or a predecessor plan before 1934 shall be included in the present value of accrued benefits. A rollover or transfer accepted after 1983 shall be included only if it satisfies either of the following:

              (a)   It comes from a plan maintained by
         Employer or an affiliate under 2.01-2.

              (b)   It is not initiated by the employee.

  13.03  TOP-HEAVY PLAN RESTRICTIONS

         13.03-1 The following provisions shall apply for a plan as of the first day of any plan year for which the plan is top-heavy.

         13.03-2 Each participant who is a non-key employee employed at the end of the year shall receive a minimum Employer contribution regardless of whether the participant elects to have contributions under 4.02 or has 1,000 Hours of Service for the year. The minimum contribution (excluding any elective contributions) for a non-key employee shall be the lesser of the following:

              (a)   The largest combined pre-tax and
         other Employer contribution, expressed as a percentage of compensation, as defined in 4.01-1(b), for any key employee for the year.

              (b)   Three percent of such compensation.

         13.03-3 The limitation in 4.09-7(d) shall be determined using 1.0 in place of 1.25.

1991 RESTATEMENT EXECUTED AS FOLLOWS EFFECTIVE GENERALLY
JANUARY 1, 1991:
_________________________________________________________________

    Adopted: November 28, 1990.

         COMPANY                   PACIFICORP



                                   By  A. M. GLEASON
                                     ____________________________

                                   Executed:  March 21, 1991


AMENDMENT NO. 1 EXECUTED AS FOLLOWS EFFECTIVE GENERALLY
JANUARY 1, 1993:
_________________________________________________________________

         COMPANY                   PACIFICORP



                                   By  A. M. GLEASON
                                     ____________________________

                                   Executed:  September 14, 1993


AMENDMENT NO. 2 EXECUTED AS FOLLOWS EFFECTIVE IN PART OCTOBER 1,
1994 AND IN PART JANUARY 1, 1994:
_________________________________________________________________

         COMPANY                   PACIFICORP



                                   By  FREDERICK W. BUCHMAN
                                     ____________________________

                                   Executed:  December 28, 1994